UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 6, 2014

Kogeto, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51997	65-0637308
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

51 Wooster Street, 2nd Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 490-8169

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Phone: (212) 451-2300

Fax: (212) 451-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 3 to Kogeto's Current Report on Form 8-K dated January 6, 2014 (the “Original Filing”) is being filed in response to comments set forth in a letter dated July 17, 2014 received by Kogeto from the U.S. Securities and Exchange Commission (the “SEC”). In response to such comments, Kogeto has included additional information in this Amendment which is intended to clarify and supplement the disclosure previously set forth in the Original Filing.

Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, this Amendment amends the Original Filing. This Amendment continues to speak as of the date of the Original Filing, and Kogeto has not updated the disclosure contained herein to reflect events that have occurred since the date of the Original Filing. Accordingly, this Amendment should be read in conjunction with Kogeto’s other filings made with the SEC subsequent to the filing of the Original Filing, including any amendments to those filings.

CURRENT REPORT ON FORM 8-K/A
(Amendment No. 3)

KOGETO, INC.

JANUARY 6, 2014

i

Item 1.01             Entry into a Material Definitive Agreement.

On January 6, 2014, we completed a “reverse merger” transaction, in which we caused Kogeto Acquisition Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary (“Merger Sub”), merged with and into Kogeto, Inc., a Delaware corporation (“Kogeto” or the “Company”). As a result of the merger, Kogeto became our wholly-owned subsidiary, with Kogeto’s former stockholders acquiring a majority of the outstanding shares of our common stock. The reverse merger was consummated under Delaware corporate law and pursuant to an Agreement and Plan of Merger, dated as of March 17, 2013 (the “Merger Agreement”), as discussed below. A copy of the Merger Agreement is included as an exhibit to this current report. On December 31, 2013, in anticipation of closing the merger, we also completed a private placement of common stock and warrants to purchase common stock to accredited investors, and received gross proceeds of $2,000,000 at the closing of the private placement, inclusive of the conversion of $450,000 in bridge financing.

Merger Agreement

Pursuant to the Merger Agreement, at closing, we issued 24,357,087 shares of our common stock to the former stockholders of Kogeto, representing 68% of our outstanding common stock following the merger and private placement (inclusive of 7,142,855 shares of common stock sold in the private placement), in exchange for 100% of the outstanding shares of Kogeto common stock. As part of the transaction, we also acquired all of the outstanding membership interests of Kogeto Lucy, LLC, an entity that owned certain intellectual property associated with Kogeto’s products, from Jeff Glasse, its sole member, in exchange for the issuance of 1,000 newly-issued shares of our common stock. The consideration issued in the merger was determined as a result of arm’s-length negotiations between the parties.

The shares of our common stock issued to former holders of Kogeto common stock in connection with the merger, and the common stock and warrants to purchase common stock issued in the private placement, were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(a)(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates and instruments representing these securities contain a legend stating the same.

Subsequent to completion of the merger, on or about January 14, 2014, pursuant to the terms of a Subsidiary Purchase Agreement, we sold all of the outstanding shares of our subsidiary, Northeast Automotive Acceptance Corp., through which we had previously conducted our business, to William Solko, the former Chief Executive Officer of our company, in exchange for the return and cancellation of 5,827,246 shares of our common stock that he owned following the conversion of our previously outstanding series A preferred stock. Mr. Solko had owned 10,166,667 shares of our common stock before he purchased the pre-merger business.

Changes Resulting from the Merger

We intend to carry on Kogeto’s business as our sole line of business. Kogeto was founded in 2010 and is based in New York, New York.  Kogeto designs and delivers panoramic capture devices and accessories.  Capture devices transform video recordings from video cameras and cell phones to personal computers, at which points they are stored as digital files.  Panoramic capture devices are those which enhance the basic viewer experience through the expanse and interactivity of 360° video.  We have relocated our principal executive offices to those of Kogeto at 51 Wooster Street, 2nd Floor, New York, New York 10013. Our telephone number is (646) 490-8169 and our website is located at www.kogeto.com. The contents of Kogeto’s website are not part of this current report and should not be relied upon with respect thereto.

Pre-merger stockholders of our company will not be required to exchange their existing Northeast Automotive Holdings, Inc. stock certificates for certificates of Kogeto, since the OTC Pink marketplace will consider the existing stock certificates as constituting “good delivery” in securities transactions subsequent to the merger.

Under Nevada law, we did not need the approval of our stockholders to complete the merger, as the constituent corporations in the merger were Merger Sub, a Delaware corporation, and Kogeto, a Delaware corporation. We were not a constituent corporation in the merger. The merger and its related transactions were approved by all of the holders of shares of Kogeto common stock by written consent in lieu of a meeting in December 2013.

Expansion of Board of Directors; Management

In connection with the merger, we amended our by-laws to increase the size of our board of directors to three members.

Pursuant to the Merger Agreement, effective upon the closing of the merger, Jeff Glasse, the former sole director of Kogeto, as well as H. David Sherman, Ph.D., a director and chairman of the audit committee of Kingold Jewelry, a NASDAQ-listed company, and a Professor of Accounting at Northeastern University, and Roy Pea, Ph.D., a leading expert in interactive and panoramic video technology and a Professor of Education and Learning Sciences at Stanford University, were appointed to our board of directors. Both of directors Dr. Sherman and Dr. Pea are independent of management, as determined by Nasdaq listing standards. In connection with the appointment of these three directors, at the closing of the merger, William Solko, the sole director of Northeast Automotive Holdings, Inc. prior to the merger, resigned as a director. At the closing of the merger, the board of directors appointed Mr. Glasse as President and Chief Executive Officer, and Stephen Adler as Chief Financial Officer, each of whom served in a similar position with Kogeto.

On May 1, 2014, John Clark was appointed as our Chief Financial Officer. Mr. Clark has significant SEC accounting and financial experience, having led financial reporting and internal accounting functions in a variety of senior financial positions with public companies over the past 16 years. Mr. Adler currently serves our company in an advisory role.

Accounting Treatment; Change of Control

The merger is being accounted for as a “reverse merger,” since the stockholders of Kogeto own a majority of the outstanding shares of our common stock immediately following the merger. Kogeto is deemed to be the acquirer in the merger and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Kogeto and will be recorded at the historical cost basis of Kogeto. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of the issuance of the 24,357,087 shares of our common stock in the merger, and cancellation of other shares, a change in control of our company occurred on the date of the consummation of the merger. We will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, following the merger.

Private Placement

In anticipation of the merger, we completed the closing of a private placement of $2,000,000 in units, consisting of five shares of our common stock and a warrant to purchase one share of our common stock, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Securities Purchase Agreement, dated as of December 31, 2013. On December 31, 2014, pursuant to the Securities Purchase Agreement, we sold an aggregate of 7,142,855 newly-issued shares of our common stock at a price of $0.28 per share, for aggregate gross proceeds of approximately $2,000,000. The investors in the private placement also received warrants to purchase up to 1,428,570 shares of our common stock at an exercise price of $0.32 per share. In connection with the private placement, we paid the placement agents commissions of $160,000 and issued to them warrants to purchase 685,713 shares of our common stock with an exercise price of $0.32 per share exercisable for a period of five years. The gross proceeds of the private placement included the conversion of $450,000 in bridge financing previously received by Kogeto into shares of our common stock. After sales commissions and offering expenses, we received net proceeds of approximately $1,269,850 in the private placement. A substantial portion of those funds are being used to develop and launch our next round of products, with the remainder of the funds used to repay outstanding convertible notes and for working capital including initial public company reporting and compliance expenses.

Following the closing of the reverse merger, subsidiary sale and private placement, we had 36,226,303 shares of common stock outstanding, warrants to purchase 7,085,711 shares of common stock at an exercise price of $0.32 per share and warrants to purchase 500,000 shares of common stock at an exercise price of $0.31 per share. For more information on the terms of our common stock and warrants, see “Description of Securities” under Item 2.01 in this current report.

Employment Agreements

Jeff Glasse, our Founder, Chairman and Chief Executive Officer, entered into an employment agreement with us on January 6, 2014, upon the closing of the merger, and John P. Clark, our Chief Financial Officer, entered into an employment agreement with us on April 7, 2014.  The employment agreement with Mr. Glasse extends for a term expiring on March 6, 2016, and the employment agreement with Mr. Clark extends for a term expiring on April 7, 2016. Each agreement is automatically renewable for successive one-year periods thereafter unless we or the executive provides notice of termination at the expiration of any term.  Pursuant to these employment agreements, Messrs. Glasse and Clark have agreed to devote all of their skill, knowledge, commercial efforts and business time to our business as our Chief Executive Officer and our Chief Financial Officer, respectively.  The employment agreements provide that Messrs. Glasse and Clark will receive a base salary at an annual rate of $150,000 and $125,000, respectively, for services rendered in such positions.  In addition, each executive may be entitled to receive, at the sole discretion of our compensation committee (or board of directors), annual bonuses payable 25% in cash and 75% in shares of our common stock based on the executive meeting and exceeding performance goals of the company.  Each of Messrs. Glasse and Clark are entitled to participate in our proposed 2014 Equity Incentive Award Plan, pursuant to which it was proposed subsequent to the employment agreements that they will receive six-year stock options to purchase 2,535,841 and 670,187 shares of our common stock, respectively, at an exercise price of $0.50 per share, vesting over a period of three years.

The employment agreements also provide for termination by us upon death or disability of the executive (defined as 180 days of incapacity during any one-year period) or upon conviction of a felony crime of moral turpitude or a material violation of their obligations to us.  In the event any of the employment agreements are terminated by us without cause, such executive will be entitled to compensation for the balance of the term if he executes a release and discharge of all claims.

The employment agreements with Messrs. Glasse and Clark do not have any change of control provisions.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

Financial Advisory Agreement

On January 6, 2014, upon the closing of the merger, we entered into an agreement with Baytree Capital Partners LLC (“Baytree”) as our exclusive financial advisor for a period of 24 months to perform business and financial consulting services.  Pursuant to this agreement, we issued to Baytree warrants to purchase 4,250,000 shares of our common stock at an exercise price of $0.32 per share for a period of five years, with the right to exercise the warrant on a cashless basis after a period of six months from the date of issuance.  In addition to the warrants, at the start of each six-month period during the 24-month term of this agreement, we agreed to issue to Baytree 100,000 shares of our common stock as an advisory fee.  If the current market value of these shares is less than $75,000 at such time (calculated as the average closing price for our common stock for the 30 trading days prior to the payment of the fee), we will issue to Baytree such number of additional shares of common stock necessary to make the value of this fee equal to $75,000.  Pursuant to the Merger Agreement, we also agreed to appoint an individual designated by Baytree to our Board of Directors (currently, H. David Sherman, Ph.D.), to appoint a public relations firm and investor relations firm reasonably satisfactory to Baytree for a period of three years following the merger closing, to name Baytree as a third-party beneficiary of our covenants to name such public and investor relations firm and our compliance with the Exchange Act and the Sarbanes-Oxley Act, and to reimburse Baytree for all of its reasonable costs and expenses incurred in connection with the merger.

Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K for a description of these transactions and the material agreements entered into in connection therewith, which disclosure is incorporated herein by reference.

Item 2.01           Completion of Acquisition or Disposition of Assets.

The Merger

On March 17, 2013, we and Merger Sub entered into a merger agreement with Kogeto. The merger closed on January 6, 2014, and Kogeto is now our wholly-owned subsidiary. All of our business operations will be conducted through Kogeto. Through the merger, the former stockholders of Kogeto received an aggregate of 24,357,087 shares of our common stock. Prior to the merger, there were no material relationships between us and Kogeto or between Kogeto and our respective affiliates, directors or officers, or any associates of our respective officers or directors, other than the conversion of $450,000 in bridge financing of Kogeto in the private placement and the loan to Kogeto of $1,719,850 completed on December 31, 2013 in anticipation of the merger. Following the merger, we changed our name to Kogeto, Inc. from Northeast Automotive Holdings, Inc.

On December 31, 2013, in anticipation of closing the merger, we also completed a private placement of common stock and warrants to purchase common stock to accredited investors, and received gross proceeds of $2,000,000 at the closing of the private placement, inclusive of the conversion of $450,000 in bridge financing.

On December 31, 2013, in anticipation of the pending reverse merger, we advanced Kogeto an aggregate of $1,719,850 to be used for ongoing obligations and retiring certain obligations from Kogeto Lucy LLC. Included in this total is the cancellation of $450,000 of Kogeto’s Secured 10% Bridge Notes for four investors in the above private placement. The unsecured loan was non-interest bearing and was retired in early 2014 as part of the merger agreement.

As of December 31, 2013, Kogeto Lucy, LLC had outstanding related party notes payable of $123,000. The notes were held by Financial Summit Ventures, Inc. and Cordon Partners, LLC. Financial Summit Ventures, Inc. is owned by former CFO Steven Adler. Pursuant to the merger agreement, funds sufficient to retire both of these notes were placed into escrow prior to December 31, 2013. The escrowed funds at December 31, 2013 are presented as restricted cash on the combined balance sheet. In January 2014, Kogeto Lucy, LLC used the escrow funds to repay the related party notes payable in full.

On January 14, 2014, our board of directors determined that it was in the best interests of our company and our stockholders to discontinue the pre-merger business operations of Northeast Automotive Holdings, Inc. following the merger in favor of Kogeto’s new business.

Election of Board of Directors; Appointment of Officers

Pursuant to the Merger Agreement, effective upon the closing of the merger, Jeff Glasse, the former sole director of Kogeto, as well as H. David Sherman, Ph.D., a director and chairman of the audit committee of Kingold Jewelry, a NASDAQ-listed company, and a Professor of Accounting at Northeastern University, and Roy Pea, Ph.D., a leading expert in interactive and panoramic video technology and a Professor of Education and Learning Sciences at Stanford University, were appointed to our board of directors. Both of directors Dr. Sherman and Dr. Pea are independent of management, as determined by Nasdaq listing standards. In connection with the appointment of these three directors, at the closing of the merger, William Solko, the sole director of Northeast Automotive Holdings, Inc. prior to the merger, resigned as a director. At the closing of the merger, the board of directors appointed Mr. Glasse as President and Chief Executive Officer, and Stephen Adler as Chief Financial Officer, each of whom served in a similar position with Kogeto.

On May 1, 2014, John Clark was appointed as our Chief Financial Officer. Mr. Clark has significant SEC accounting and financial experience, having led financial reporting and internal accounting functions in a variety of senior financial positions with public companies over the past 16 years. Mr. Adler currently serves our company in an advisory role.

Description of Business

References to “we,” “us” or “our” throughout this current report refer to us and Kogeto together, unless the context indicates otherwise.

Overview of our Business

Kogeto designs and delivers panoramic capture devices and accessories.  Capture devices transform video recordings from video cameras and cell phones to personal computers, at which points they are stored as digital files.  Panoramic capture devices are those which enhance the basic viewer experience through the expanse and interactivity of 360° video.

With advanced panoramic capabilities, our products are continuing to improve the way consumers, businesses and educators capture and share videos on the web.  Our intuitive, scalable web platform supports all proprietary hardware and software, and provides both a direct-to-consumer solution and a powerful back-end for business-to-business solutions. Our hardware, software and web services have been designed to address the retail (consumer), education, military, security and video conferencing markets.  Historically, we have sold to the retail (consumer) and education markets. Our integrated technologies enable the average person, without professional videography skills, to capture and share unscripted, dynamic events around them.

The core products are the consumer-grade Dot® and the professional-level Lucy™.  Dot is the world’s smallest and most advanced panoramic video lens – which easily attaches to Apple’s iPhone 4, 4S and 5 – and Lucy is the world’s most advanced panoramic video camera.  Dot is more than a lens for an iPhone.  It is a fast and enjoyable way to shoot fully-interactive 360° videos, known as panoramic “Dotspots,” which may be instantly shared with friends through email, Facebook, Twitter or kogeto.com.  Lucy is designed to be tripod-mounted or simply placed on a table.  Providing almost twice the resolution of Dot, Lucy is an effective solution for video and web production professionals, as well as educators for capturing 360° panoramic videos of classroom teaching.

The first working prototype of our next generation professional capture unit Joey™ was completed earlier this year. Joey will offer four times the resolution of Lucy at less than half the cost, requiring no external laptop. Hardware development is almost complete and we expect to deliver this compelling new professional product in the third quarter of 2014.

Our Product Line

Our product strategy is built around our integrated hardware, software and web services platform that seamlessly provides our customers with unparalleled panoramic capture services.

Kogeto Integrated Hardware – Software – Web Services Platform

At the heart of this ecosystem is an intuitive, scalable web platform that supports all of our hardware and software, providing both a direct-to-consumer solution and a powerful back-end for business-to-business solutions.

We currently derive all revenues from sales of our professional and consumer-grade panoramic capture devices and accessories. These devices make use of our software and web services, which are included in the sale of the product.

Lucy	Lucy is our professional-grade panoramic video capture solution, used primarily as part of Teachscape’s Reflect professional development suite. Combining two high-definition digital video cameras and two wireless rechargeable microphones, Lucy enables educators to easily capture 360° panoramic videos of classroom teaching.

Lucy S	Lucy S is our more portable general purpose production capture solution. Used backstage at The Ellen DeGeneres Show and Brand X with Russell Brand, Lucy S can be deployed in any environment in which a professional cameraman would normally be required.

Dot for iPhone	More than a lens for the iPhone (and soon Android phone), Dot is a fast and fun way to shoot fully-interactive 360º video that one can share instantly with one’s friends online. One can snap Dot on a phone 4, 4s or 5, shoot a panoramic video (known as “Dotspots”), then post to Facebook, Twitter or kogeto.com.

Dot for Galaxy S5	We are currently developing a version of Dot for the Android platform and expect to release a version for the Samsung Galaxy S5 in the third quarter of 2014; however, we have in the past and may continue from time to time in the future experience delays due to the complex nature of our camera systems and/or lack of development funding resources.

Joey (shipping in third quarter of 2014)

Joey combines the professional power of our Lucy cameras with the portability and reasonable price point of Dot.

Building on our years of developing hardware, software and web services, Joey provides a top-to-bottom panoramic capture solution that is flexible, portable and affordable. Joey combines the ability to capture traditional video and regular video from multiple sources.

Dot®

Our flagship product is “Dot®,” a 360° camera lens that attaches to Apple’s iPhone 4, 4S and 5 through a simple proprietary bracket that is included in the package. When combined with our iPhone app that enables video capture, playback and viewing, Dot delivers immersive 360° panoramic videography to consumers and businesses. An integrated web service provides single-click online sharing via email and social networks such as Facebook and Twitter, as well as third-party web platforms. Dot’s patent-pending compact catadioptric optical system is also anti-reflection coated for enhanced color fidelity and removable to allow shipping of a single SKU for all currently shipping iPhones. Funding for the development of our Dot product was raised through a Kickstarter crowdfunding proposal, pursuant to which we presold 1,200 Dots.

Our Dot product has been carried by many brand name retail outlets including Frys, J&R, B&H and Staples and, most importantly, was sold by Apple in every Apple store. Apple is not currently selling Dot via its online store. As of December 31, 2013, we have sold over 46,000 Dots.

Internal product development is currently underway on our Dot iOS/Android software. We expect to release a completely refactored iOS Looker® app for Dot in June 2014 and to develop an improved version of Dot optic later this year; however, we have in the past and may continue from time to time in the future experience delays due to the complex nature of our camera systems and/or lack of development funding resources.

Lucy™

Lucy™ is our professional-grade panoramic video capture solution sold primarily as part of Teachscape’s Reflect professional development suite. Combining two high-definition digital video cameras and two wireless rechargeable microphones, Lucy enables educators to easily capture 360° panoramic videos of classroom teaching. In 2009, the Bill and Melinda Gates Foundation launched the Measures of Effective Teaching Project and, in connection with this project, Jeff Glasse, our Founder, Chairman and Chief Executive Officer, created a panoramic video solution while working for Teachscape. Subsequently, Kogeto was founded and Lucy was designed to allow schools to implement classroom evaluation guidelines suggested in the Measures of Effective Teaching Project.

Our Lucy S™ product is our more portable general purpose production capture solution. Used backstage at the Ellen DeGeneres Show and Brand X with Russell Brand, Lucy S can be easily deployed in any environment in which a professional cameraman would normally be required.

As of December 31, 2013, we have sold over 600 Lucys. This year Lucy will be replaced with the lower-cost, higher performance Joey camera system described below.

Joey™

Seeing the need for a lower cost panoramic video capture solution, we developed Joey,™ our next generation professional capture product. Joey is a fully contained panoramic camera with embedded software and processing capability, which eliminates the need for a laptop or phone. Because Joey is a stand-alone product that communicates via WiFi or Bluetooth, it significantly lowers the overall cost of utilizing a 360º video solution. Joey will be offered in both entry level (utilizing our compact Dot optic) and higher-end (utilizing the bulkier, but higher-quality Lucy optical system) models that will provide high-definition quality at a more compelling price point than has been previously possible. Both models will support our existing markets (in particular, the military and security markets), as well as several new markets in which Dot and Lucy would not be compelling alternatives. The first working prototype of Joey has been completed and we expect to launch sales of Joey in the third quarter of 2014; however, we have in the past and may continue from time to time in the future experience delays due to the complex nature of our camera systems and/or lack of development funding resources.

In March 2014, we were engaged by Lionsgate Films to produce interactive content for the premiere of the multinational motion picture, Divergent. Panoramic video captured with our latest Joey prototype will be featured in the Divergent iPad app during the summer to coincide with the release of the film on home video, as shown below. On April 29, 2014, we announced the availability of a production suite of professional panoramic video development and deployment tools and services to encourage more engagements of this type.  We do not expect revenues from this engagement to be material at this time.

Panoramic stills of crowd and Ashley Judd at March 18 film premiere, captured with latest Joey prototype

Growth Strategy

To date, we have sold hardware, software and web services in the retail (consumer) market primarily through traditional retail channels, with limited marketing support. In the next 12 to 18 months, we will be revisiting our retail strategy to assess the best retail partners to reduce the amount of inventory that may be “stranded” in unsuccessful retail channels. With additional funding, we also expect to deploy a marketing program that will allow us to drive users directly to our website, which we believe will dramatically increase profit margins. We intend to reinvest any increased profits back into our marketing efforts.

Additionally, we will be expanding our business-to-business sales efforts with the addition of a full-time salesperson focused exclusively on the security, military and embedded systems markets. Our marketing and sales strategy is to actively pursue the following market segments in collaboration with key strategic partners:

•	Consumer	•	Education
•	Security	•	Robotics
•	Military	•	Small to medium size business video conferencing
•	Embedded systems

From a product development standpoint, we are focusing our efforts in the first half of 2014 on releasing our new Joey integrated camera system this summer, followed by an enhanced version of Dot.

We have also begun to redesign our corporate website to shift focus from our consumer offerings to our professional cameras and services.

Our iCONIC™ Technology

Our Dot consumer product is based upon a custom catadioptric system (iCONIC) that provides a 360° field of view to regular camera sensors. A catadioptric system uses both mirrors and lenses to create a wider field of view than would be possible with just simple lenses. Our patent-pending iCONIC design is considerably more compact than competing solutions, and allows a consumer (and emerging business-to-business) solution to be more elegant, sleek and attractive.

Hardware Production

All of our products are designed in-house and manufactured at contract manufacturing facilities in the United States. Components for our Dot product are manufactured at two separate contractors located in New York State and the product is manufactured exclusively of plastic that is in plentiful supply from multiple sources. Our manufacturing agreements both expire in the fourth quarter of 2014, but may be extended by the parties for additional one-year terms. We own the molds for our products and believe that there are numerous other qualified manufacturers for our Dot product both in the United States and internationally. As a result, we do not believe we are dependent upon our current manufacturers.

The optics for our Lucy product are manufactured by EyeSee360, Inc. and the rest of the components are manufactured by Sparton. In addition, we purchase a commercially available video capture system from Logitech to integrate into our Lucy product. We believe that there are numerous other qualified manufacturers for our Lucy product both in the United States and internationally. Therefore, we do not believe we are dependent upon our current manufacturers. There are no governmental regulations that currently apply to our manufacturing process.

We expect to move some or all of our product manufacturing to facilities in China within the next 12 to 18 months. We began production of our first parts (Dot brackets) offshore in 2012 and will accelerate this process in the future.

We believe that by moving production offshore, coupled with increased investment in design, we can increase production capacity of both consumer and professional product lines, while potentially reducing production costs by half.

B2B Video Production Services

We have recently commenced providing video production services to third parties utilizing our 360º video capture systems. In July 2013, we completed our first project with the Lexus Division of Toyota. Working with Lexus, we produced panoramic content to help launch the new Lexus IS sedan. This content was featured on the Kogeto website and Lexus’ social media feeds.

Although this was a one-off project that produced only a small amount of revenue, it opened the door for us to provide similar services to other companies. For instance, shortly after the release of the Beyond Performance panoramic video, we were approached by a major South Korean mobile phone manufacturer to discuss collaborating on future panoramic products. These discussions are at an early stage and there can be no assurance that an agreement will be reach to provide services to that manufacturer.

We intend to expand this high margin, low cost aspect of our business as we invest in further developing our technology.

Major Customers

For the year ended December 31, 2013, approximately 77% of our net sales were generated from our two largest customers, Teachscape at 61% and Ionic Trading LLC at 16%. For the year ended December 31, 2012, 61% of our net sales were generated from our two largest customers, Teachscape at 49% and Dr. Bott, an Apple distributor, at 12%. Our agreements with Teachscape, Ionic Trading LLC and Dr. Bott are described in the following Distribution section.

Distribution

Our Lucy products are distributed in the education market exclusively by Teachscape pursuant to a supplier agreement, in which we own and control the design of our Lucy product hardware and Teachscape owns and controls the viewer software for our Lucy products. Pursuant to this agreement, Teachscape has granted us a license to the Teachscape Viewer Software for the education market and other markets. Our supplier agreement with Teachscape expires on June 30, 2020, and may be terminated for default of a material obligation by the party not in default or, provided Teachscape is not contractually obligated to purchase Lucy products from us, Teachscape may terminate this agreement at any time by giving us 30 days prior written notice of such intent to terminate. Once we ship Lucy products to Teachscape, payment is due within 30 days thereafter. Teachscape does not have any product return rights. We also sell Lucy directly to non-educational customers via our web store at www.kogeto.com.

Our consumer products are sold both directly via our company website and via retail distributors. In general, we sell to distributors at a 10% to 40% discount from suggested retail prices, but distributors do not have to pay for the product until they are sold to consumers and distributors have the right to return products they have in inventory.

Our distribution agreement with Dr. Bott for our Dot products provides that we receive payment within 60 days of receipt of our product by Dr. Bott and provides for product return rights. The agreement with Dr. Bott had an initial term of one year from August 31, 2011 and has automatically renewed annually thereafter. Either party may terminate this contract by giving 90 days written notice, effective beginning at the last day of the month that notice is given.

The trading agreement with Ionic Trading LLC was for the sale of our Dot products for iPhone 4 and 4s for cash and trade credits. The cash payment was for $5.00 per unit and the trade credit was for $15.00 per unit. The trade credits can be used to pay for digital and traditional media purchases with Ionic Trading LLC for a combination of trade credits and cash. The Ionic Trading LLC agreement has a term of three years ending on February 26, 2016 and any trade credits not used before the end of the term will expire. This agreement may be terminated by written notice to the breaching party, if either party breaches an obligation and such breach is not cured within ten days of written notice of such breach.

Sources of Revenue

Historically, our revenue has been produced from sales of our hardware products. In the future, we expect to additionally generate revenue from web services provided to consumers and other professional services, including video production, web development and integration services.

Technology Infrastructure

Our web services are built on the scalable Amazon Web Services (together with our own hosted servers). Our proprietary web platform, which leverages a powerful open-source engine, has proven to be scalable and flexible enough to allow rapid development of new features.

Research and Product Development

With intend to continue to invest in our research and development efforts in the following areas. For hardware, we plan to innovate with lower cost, higher resolution and more compact iCONIC optical designs. We will continue to purchase third-party optics when those optics provide our company with a competitive advantage and it would not be cost-ineffective to develop in-house. We also plan to partner with third-party hardware manufacturers to widen the addressable market for our iCONIC optic and develop our own all-in-one solutions that bring panoramic capture to a wider audience.

In the software area, we plan to continue to innovate tools and interfaces for the unassisted capture of immersive experiences, as well as the seamless sharing of these experiences with online platforms, via direct integration with our web services.

In the area of web services, we plan to develop new and more user friendly tools to view, edit and share the experiences captured with our hardware products, as well as collaborative tools to drive social adoption in group settings.

We spent approximately $124,000 and $393,000 on research and product development in 2013 and 2012, respectively.

Intellectual Property

We protect our intellectual property rights by relying on federal, state and common law rights, and contractual restrictions. We control access to our proprietary technology by, in part, entering into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties.

In addition to these contractual arrangements, we also rely upon a combination of patent, trade secret, copyright, trademark and trade dress protection to safeguard our intellectual property. We pursue the registration of our domain names, trademarks and service marks in the United States. Our registered trademarks in the United States include Kogeto®, Dot® and Looker®.

As of March 30, 2014, we were issued U.S. Patent No. 29/398,615 covering Panoramic Afocal Attachment, a design patent which covers the unique functional and aesthetic design of our Dot product.

We have three patent applications pending before the U.S. Patent and Trademark Office (“USPTO”) and two additional patent applications being processed by the USPTO. Our patent application for Methods and Apparatus for Panoramic Afocal Image Capture (Application No. 13/564,975), which covers the optical design at the core of our Dot product, has been published for comment and our patent application for Multiple Camera Panoramic Image Capture Apparatus, which covers the functional specification for web-based integration of multiple panoramic devices, is currently in the USPTO’s examination process. We intend on vigorously pursuing these patent applications. As we continue to develop new technologies, we will file additional patent applications on them.

Circumstances outside of our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which our products and solutions are or may in the future be distributed. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights may be costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

Companies in the Internet, social media technology, optics and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against other companies based on allegations of infringement or other violations of intellectual property rights. There are no such claims against us and none are threatened as of the date of this Memorandum.

Competition

Because the panoramic capture market is new and untested, our competitors are small, modestly-funded start-ups such as EyeSee360 and BubblePix. To date, we believe that we have a significant head start on both of these companies, having established a retail presence in Apple stores and our consulting work with the Bill and Melinda Gates Foundation, as well as early interest from other companies for a partnership around new products. We believe our consumer products enjoy much wider consumer mindshare than either EyeSee360’s GoPano or BubblePix’s BubbleScope brands.

It is our view that we have several technological and business advantages over our competitors that support this early lead. Specifically, we have:

•	a more compact (patent pending) optical system, allowing for more elegant products,
•	a user-centered product culture with rapid and iterative product development cycles,
•	a growing stable of intellectual property to protect our innovations, and
•	a presence in New York City that provides us with potential opportunities for partnerships that simply are not available to companies based in other areas of the country or abroad (though no such partnerships are currently in place).

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are subject to federal, state and foreign laws regarding privacy and protection of user data. We post our privacy policy and user agreement on our www.kogeto.com website that describe practices concerning the use, transmission and disclosure of user data we collect on the website. This information is limited to a user’s e-mail address or Facebook account name and GPS location data for any videos uploaded on to our website by a user.

Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions have claimed and others may claim that we are required to comply with their laws, including jurisdictions where we have no local entity, employees or infrastructure.

Employees

As of June 16, 2014, we employ three full-time employees. None of our employees are currently represented by a trade union, and we consider our relations with our employees to be good.

Property

Our headquarters are located in 1,000 square feet of leased office space at 51 Wooster Street, New York, New York. The lease commenced on February 1, 2013 and expires on May 31, 2015. The base rent under the lease, payable on a monthly basis, is $3,150 per month for the 12 months ending January 31, 2015 and $3,307.50 per month for the four months ending May 31, 2015. We believe this space is sufficient and adequate to operate our current business.

Legal Proceedings

We are not currently involved in any pending or threatened legal proceedings.

Corporate Information

Kogeto (our private predecessor entity) was initially formed as a limited liability company in the State of New York in 2010 and was incorporated in the State of Delaware in June 2011. Our executive offices are located at 51 Wooster Street, 2nd Floor, New York New York 10013, and our telephone number is (646) 490-8169. We maintain a corporate website at http://www.kogeto.com. The contents on our website and the downloadable files found there are not incorporated by reference into this current report and should not be considered to be a part of this current report.

Risk Factors

Risks Relating to Our Company and Industry

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations and we cannot assure investors that we will successfully address them.

We have a limited operating history upon which any investor may evaluate our current business and future prospects. Any potential investor must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

•	implement our growth strategy;
•	aggressively counter and respond to actions by our competitors;
•	pursue new users/customers and maintain relationships with current users/customers;
•	maintain adequate control of our expenses;
•	attract, retain and motivate qualified personnel;
•	react to users/customer preferences and demands; and
•	comply with government regulations.

We cannot assure investors that we will successfully address any of these factors, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We will need to grow our customer base in order to be successful, the failure of which will have a detrimental effect on our company

To be successful, we will need to grow a base of customers for our products and services. The growth of our customer base could be adversely affected by various factors, including:

•	customer unwillingness to implement our products and services;
•	any delays or difficulties that we may incur in completing the development and introduction of our planned products, product enhancements or services;
•	new products or services introduced by our competitors;
•	any failure of our products or services to perform as expected; or
•	any difficulty we may incur in meeting customers’ delivery requirements.

We will need additional debt or equity financing in the future. If we cannot obtain needed funding, we may have to curtail our operations, sell some of our assets or take actions that may dilute your financial interest.

While we expect to be able to generate certain operating revenues necessary to finance our operations, there is no certainty that such operating revenues will be sufficient. Accordingly, we will need to obtain additional financing to operate and implement our business plan and growth strategy. There can be no assurance that any additional financing will be available to us or, if available, that such financing will be on terms acceptable to us. If we obtain additional financing through the issuance of equity or convertible debt securities, it may be significantly dilutive to our shareholders and such additional equity or convertible debt securities may have rights, preferences or privileges senior to those of our common stock. In addition, our ability to issue debt securities or to service any debt may also be limited by our inability to generate consistent cash flow. If additional financing is not available on acceptable terms, we may not be able to fund our ongoing operations or any future expansion of our business, develop or enhance our products or services, or respond effectively to competitive pressures. The inability to raise additional capital in the future may force us to forego future business opportunities or curtail operations.

We may continue to incur substantial losses and negative operating cash flows and may not achieve or maintain positive cash flow or profitability in the future, which will have a negative effect on the long-term capital appreciation of our common stock.

We have incurred significant losses and negative operating cash flow from inception and may continue to incur significant losses and negative operating cash flow into the future. In order to reach our business growth objectives, we expect to incur significant sales, marketing, product development and other operating and capital costs, including costs associated with the expansion of our personnel and facilities. As a result, we will need to generate and grow our revenues significantly to achieve positive cash flow and profitability. There can be no assurance that we will be successful in generating and increasing our revenues or that we can achieve or maintain positive cash flow or profitability. The uncertainties regarding the commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm's report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

As of December 31, 2013, our total stockholders' deficit was $2,377,048 and we had a working capital deficit of $2,542,817. As a result of suffering recurring losses from operations, our independent registered public accounting firm has included in its report for the year ended December 31, 2013 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, obtaining additional financing. If we are not able to obtain additional financing, we may be forced to forego future business opportunities or curtail our operations.

We have a limited operating history and, therefore, cannot accurately project for investors our revenues and operating expenses going forward.

Due to our limited operating history, we cannot accurately project revenues based on historical results. Our business, operating results and financial condition would be materially and adversely affected if revenues do not meet projections, which would cause net losses in a particular fiscal period to be greater than expected. With such a limited operating history, our past results do not provide a meaningful basis for us to project our revenues or operating results. Our business should be considered in light of the risks, expenses and difficulties that we have encountered to date and will continue to encounter.

If our hardware, software and web services do not achieve market acceptance, our business will be materially and adversely affected.

Our success will depend upon widespread market acceptance of our hardware, software and web services and any future products and services that may be developed. There can be no assurance that the market for our products and services will develop or be sustained.

We depend on Jeff Glasse, our Founder, Chairman and Chief Executive Officer, in order to succeed.

We believe that our success will depend to a significant extent upon the efforts and abilities of our senior management team, particularly Jeff Glasse. Although we have an employment agreement with Mr. Glasse, we cannot guarantee that he will continue to provide services to us for any particular length of time. If we lose the services of Mr. Glasse for any reason, our business would be significantly harmed. We do not currently carry key-man life insurance on the life of Mr. Glasse.

We may not be able to recruit, train and retain sufficient qualified personnel who are difficult to attract.

Our future success depends upon our ability to hire and retain qualified personnel with experience in image processing software, hardware imaging technologies, app development and software services. We cannot provide assurance that we will be able to attract, train or retain enough qualified personnel to satisfy customer demand or any expansion of our business and operations. Because of our limited resources, we may experience difficulty in hiring and retaining personnel with the necessary qualifications. The failure to attract and retain the necessary qualified personnel will have a material and adverse effect on our business, operations and financial condition.

We may not be able to manage our growth effectively, which will place a significant strain on our managerial, operational and financial resources.

The rapid expansion necessary for us to fully exploit the market window for our products and services requires an effective planning and management process. Rapid growth, if it occurs, will likely place a significant strain on our managerial, operational and financial resources. To manage our growth, we must implement and improve our operational and financial systems and expand, train and manage our employee base. There can be no assurance that our systems, procedures or controls will be adequate to support operations or that management will be able to achieve the rapid expansion necessary to fully exploit the market window for our products and services. The failure to do so would have a material adverse effect on our business, operations and financial condition.

We sold our pre-reverse merger automotive business back to our former Chief Executive Officer without a shareholder vote, and it is possible a pre-merger shareholder could seek to unwind that sale.

We sold all of the outstanding shares of our subsidiary, Northeast Automotive Acceptance Corp., through which we had previously conducted our business, to the former Chief Executive Officer of our company, pursuant to a Subsidiary Purchase Agreement, dated January 14, 2014. This sale was erroneously described in the Merger Agreement as a condition to the reverse merger that closed on January 6, 2014, when, in fact, the sale occurred after the closing of the reverse merger on or about January 14, 2014. Had the sale occurred prior to the closing of the reverse merger, Nevada corporate law would have required the affirmative vote of stockholders holding a majority of its voting power to approve the sale and federal securities laws would have required compliance with its proxy rules. It is possible that a pre-reverse merger stockholder of our company could challenge the sale of the pre-reverse merger automotive business and seek to unwind that transaction. In such event, while we do not expect that any such action would have a material effect on our company at this time, it would be disruptive to our continuing business and management.

If we do not respond rapidly to technological changes or to changes in industry standards, our products and services could become obsolete and no longer in demand.

The market for 360° imaging products and associated services is likely to be characterized by rapid technological change and frequent new product introductions. We may be unable to respond quickly or effectively to these developments. We may experience difficulties with lens development, software development or marketing that could delay or prevent our development, introduction or marketing of new products, services and enhancements. The introduction of new products and services by our competitors, the market acceptance of products and services based on new or alternative technologies or the emergence of new industry standards could render our existing or future products and services obsolete. If the standards adopted are different from those that we have chosen to support, market acceptance of our products and services may be significantly reduced or delayed. If our products and services become technologically obsolete, we may be unable to sell our products or services or generate meaningful revenues.

We may not be able to secure all rights to our intellectual property and technology or our rights may be subject to claims of infringement by third parties and other issues affecting our production of products.

We will rely on a combination of trade secret, patent, trademark and copyright laws, as well as employee and third-party non-disclosure agreements and other protective measures, to protect intellectual property rights to our products and technologies in the United States and abroad. There can be no assurance, however, that these measures will provide meaningful protection of our technology, trade secrets, know-how or other intellectual property in the event of any unauthorized use, misappropriation or disclosure. There can also be no assurance that others will not independently develop similar technologies or duplicate any technology that we develop or have developed without violating our intellectual property rights. In addition, there can be no assurance that our intellectual property rights will be held to be valid, will not be successfully challenged or will otherwise be of value.

Any future patent and other intellectual property applications may not be approved or may be successfully challenged by others or invalidated through administrative processes or litigation.

While we do not believe that our products and technologies infringe on any existing patents or intellectual property rights of third parties, there can be no assurance that a court will not find that such infringement has occurred or that such infringement will not occur in the future. The costs of defending an intellectual property claim could be substantial and could materially and adversely affect our operations and financial position, even if it was ultimately successful in defending any such claims. If our products or technologies were found to infringe on the rights of a third party, we would be required to pay significant damages or license fees or cease production, any of which could have a material adverse effect on our business, financial condition, results of operations and future prospects. Conversely, in order to enforce or protect our intellectual property rights, we may have to initiate legal proceedings against third parties. These proceedings are typically expensive, take significant time and divert management’s attention from other business concerns. Further, if we do not prevail in an infringement lawsuit brought against us, we might have to pay substantial damages, including treble damages, and we may be required to stop the infringing activity or obtain a license to use the intellectual property of others. The cost associated with any such changes may be substantial and could materially and adversely affect our market position, operations and financial position.

Infringement of our intellectual property and technology could hurt our business and current competitive strengths.

Our success depends upon the development of camera lens and software technologies. We rely on a combination of contractual rights and patent, copyright, trademark and trade secret laws to establish and protect proprietary rights in our software. If we are unable to establish and protect these rights, our competitors may be able to use our intellectual property to compete against us. This could limit our growth and hurt our business. It is possible that no additional patents will be issued to us or any of our subsidiaries. In addition, our issued patents may not prevent other companies from competing with us.

Our market is new and still emerging; thus, the future of our business, including our new products, is uncertain.

The market for 360° video cameras and associated app and web services is new and evolving. We believe that there is a need for intensive marketing and sales efforts to inform prospective customers about the uses and benefits of our products and services and to develop the overall market. Accordingly, there can be no assurance that these efforts will be successful and that a viable market for our products and services will emerge or be sustainable.

There is a possibility our hardware products may need to be recalled if defects, anomalies or malfunctions are uncovered in the future.

Although we properly test and inspect products before they are shipped, it is possible that we may not be able to uncover defects, anomalies or malfunctions in our hardware products that may require either a product recall or a replacement of products that have been purchased. In such a case, this could have a material adverse effect on our results of operations.

We rely on several key customers for a large part of our total sales but these customers are not bound to us under any formal, long-term purchase contract.

We rely on certain key customers for the bulk of our hardware Dot product sales to customers and for the bulk of sales of our Lucy product. The decision by any of these key customers to cease purchasing our products, or to dramatically reduce order volume, would negatively impact our operating results.

Fluctuations in our financial results may occur as the result of various factors beyond our control and may our stock price accordingly.

We expect that corporate financial results will vary significantly from period to period due to a number of factors, including:

•	costs related to the introduction of new products, services and methods of doing business;
•	product returns;
•	costs related to the continued expansion of our business;
•	income, loss or amortization of goodwill resulting from the acquisition or divestiture of business assets and other material transactions;
•	gain or loss resulting from accounting rules changes or accounting adjustments required for financings, mergers or other changes in capitalization; and
•	increases in taxation resulting from the disposition of interests or from other extraordinary events.

Our financial position may impair our ability to develop our business model. Our ability to attract the funding necessary to purchase equipment and hardware, hire personnel, develop cost-efficient operations and market and sell our products and services are critical to our future success. Our ability to accomplish these objectives is likely to be significantly impaired if the financial markets are unfavorable to smaller public companies, or if prospective lenders, investors or partners become uncomfortable with our prospects for survival given a weak financial condition, volatile markets or adverse events in business operations. Our limited ability to generate cash through our operations may be insufficient to fully fund our growth. The costs for business and product development may significantly impact our overall financial strength. These factors can negatively impact our ability to finance the performance of our business operations and to attract additional funding.

Because we generate substantially all of our sales from a single line of business, we are vulnerable to decreased demand for such products and services.

Our main business focuses on a single line of business, that is, 360° video cameras and associated services. If the demand for, or the prices of, our products and services drop as a result of competition, technological change or other factors such as lower growth or a contraction in the worldwide computer market, this could have a material adverse effect on our business, financial condition and results of operations.

We sell our products through distributors and resellers which may not vigorously market our products. Adding this emphasis internally would divert our efforts and resources from other initiatives such as product development.

We market substantially all of our hardware products to end users through intermediaries, including distributors and resellers. Our distribution arrangements are not exclusive and our distributors may sell other products that are complementary to, or compete with, our products. While we encourage our distributors to focus on our products, these distributors may give greater priority to products of other suppliers, including competitors’ products.

Many of our distributors have a right to return products that they have purchased from us, which would negatively impact our results of operations.

Some of our distribution arrangements, including our arrangement with Apple, provide that under certain circumstances the distributor can return our products that they have purchased to resell. While the percentage of purchased product that can be returned varies from distributor to distributor, we have granted some distributors, such as Apple, the right to return all unsold product they purchased from us. In the event that a distributor should elect to return a substantial amount of product to us, it would have a material adverse effect on our business, financial condition and results of operations.

Our distributors themselves may experience weakened financial conditions, which would adversely impact our collection of accounts receivable.

Some of our distributors may experience financial difficulties in the future, which may adversely impact our collection of accounts receivable. We regularly review the collectability and creditworthiness of our distributors to determine an appropriate allowance for doubtful receivables. Our uncollectible accounts could exceed our current or future allowance for doubtful receivables, which would adversely impact our operating results.

We may not be able to protect the security and privacy of our customers’ data in the future, which could harm our customers and our company.

In connection with our web services, we collect and maintain private and confidential data from our subscriber base. This private and confidential data consists primarily of the personal and credit card information of our customers. We may need to incur significant costs to protect against any possible threat of security breaches or to alleviate future problems caused by any breaches that may occur. Although we believe that the vendors we contract with to provide web services have implemented security systems and protocols that we feel are appropriate and sufficient to protect the privacy and confidential information of our clients, there can be no assurance that our security systems or protocols will be sufficient in the future to protect such private and confidential data or that our privacy policies will be deemed sufficient by prospective customers or that they will satisfy any potential future changes in applicable federal or state laws or regulations governing privacy, which may be in effect from time to time, or future changes in the interpretation of such laws and regulations. The failure to adequately protect customer data or to comply with any federal or state laws or regulations relating to the use of this data could expose us to costly litigation or administrative action.

Changes in government regulations or customer concerns regarding breaches of privacy and protection of customer data could adversely affect our business.

Federal and state foreign laws and regulations govern the collection, use, retention, sharing and security of data that we receive from our customers. In addition, we post on our website our own privacy policies and practices concerning the collection, use and disclosure of customer data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any potential future data-related consent orders, Federal Trade Commission requirements or other federal or state privacy-related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.

Failure or perceived failure to comply with our policies or applicable requirements related to the collection, use, sharing or security of personal information or other privacy-related matters could result in a loss of customer confidence in us, damage to our reputation and the loss of users, partners or advertisers, which could adversely affect our business.

Additionally, a large number of legislative proposals are pending before the U.S. Congress and various state legislative bodies concerning data privacy and retention issues that may impact our business. It is not possible to predict whether or when such legislation may be adopted. Certain proposals, if adopted, could impose requirements that may result in a decrease in our user registrations and revenues. In addition, the interpretation and application of user data protection laws are in a state of flux. These laws may be interpreted and applied inconsistently from state to state and inconsistently with our current data protection policies and practices. Complying with these varying requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

System failure or interruption experienced by our data center, internet service providers, online service providers or website operators may result in reduced traffic, reduced revenue and harm to our reputation.

Our ability to provide our service offerings to customers depends on third-party data center and servers providers providing and maintaining efficient and uninterrupted operation of our software systems for our subscriber base. Since we depend on third-party providers for our data center and servers, any dispute with such third-party providers could materially hinder our operations and switching third-party providers of such services may be a cumbersome process that negatively impacts the operation of our software systems. Our operations depend in part on the protection of our data systems and those of third party providers against damage from human error, natural disasters, fire, power loss, water damage, telecommunications failure, computer viruses, terrorist acts, vandalism, sabotage and other adverse events. Although we utilize the services of third party providers with both physical and procedural security systems and have put in place certain other disaster recovery measures, including offsite storage of backup data, there is no guarantee that our Internet access and other data operations will be uninterrupted, error-free or secure. Any sustained or repeated system failure, including network, software or hardware failure, that causes an interruption in our service or a decrease in responsiveness of our website could result in reduced traffic, reduced revenue and harm to our reputation, brand and relations with our customers and advertisers. An increase in the volume of users of our products and services could strain the capacity of the software and hardware we have deployed, including server and network capacity, which could lead to slower response time or system failures, and adversely affect the market acceptance of our products and services. In addition, our customer base will depend on Internet service providers, online service providers and other web site operators for access to our products and services. These providers and operators could experience outages, delays and other difficulties due to system failures unrelated to our systems.

We may become involved in legal proceedings that may result in adverse outcomes and, in any event, be expensive to defend.

We may become subject to claims, suits, government investigations and other proceedings involving competition and antitrust, intellectual property, privacy, tax, labor and employment, commercial disputes, content generated by our users, goods and services offered by advertisers or publishers using our platforms, and other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of the outcome, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management resources, and other factors. Determining reserves for our pending litigation is a complex, fact-intensive process that requires significant judgment. It is possible that a resolution of one or more such proceedings could result in substantial fines and penalties that could adversely affect our business, consolidated financial position, results of operations, or cash flows in a particular period. These proceedings could also result in criminal sanctions, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, requiring a change in our business practices, or requiring development of non-infringing products or technologies, which could also adversely affect our business and results of operations.

There are limitations on the liabilities of our directors and executive officers. Under certain circumstances, we are obligated to indemnify our directors and executive officers against liability and expenses incurred by them in their service to us.

Pursuant to our Articles of Incorporation and under Nevada corporate law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability for breach of a director’s duty of loyalty, acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases that are unlawful under Nevada law or any transaction in which a director has derived an improper personal benefit. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of the person’s services as one of our directors or executive officers. The costs associated with providing indemnification under these agreements could be harmful to our business.

Risks Relating to Our Securities

The market price of our common stock may be volatile, which could reduce the market price of our common stock.

The publicly traded shares of our common stock will not initially be widely held, and may not have significant trading volume, and therefore may experience significant price and volume fluctuations. This market volatility could reduce the market price of our common stock, regardless of our operating performance. In addition, the trading price of our common stock could change significantly over short periods of time in response to actual or anticipated variations in our quarterly operating results, announcements by us, our licensees or our respective competitors, factors affecting our licensees’ markets generally and/or changes in national or regional economic conditions, making it more difficult for shares of our common stock to be sold at a favorable price or at all. The market price of our common stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in the markets in which we compete.

We are subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which would likely make it difficult for our stockholders to sell their shares.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification would severely and adversely affect any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	the fact that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their common stock.

Future sales of our common stock in the public market or the issuance of our common stock or securities convertible into common stock could depress the price of our common stock.

Our Articles of Incorporation authorize our board of directors to issue shares of common stock in excess of our current outstanding common stock. Any additional issuances of any of our authorized but unissued shares will not require the approval of stockholders and may have the effect of further diluting the equity interest of stockholders.

We may issue common stock in the future for a number of reasons, including to attract and retain key personnel, to lenders, investment banks, or investors in order to achieve more favorable terms from these parties and align their interests with our common equity holders, to management and/or employees to reward performance to finance our operations and growth strategy, to adjust our ratio of debt to equity, to satisfy outstanding obligations or for other reasons. If we issue securities, our existing stockholders may experience dilution. Future sales of our common stock, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exercisable for our common stock could adversely affect the market prices of our common stock prevailing from time to time. The sale of shares issued upon the exercise of our derivative securities could also further dilute the holdings of our then existing stockholders, including holders of the convertible notes that receive shares of our common stock upon conversion of their notes. In addition, future public sales of shares of our common stock could impair our ability to raise capital by offering equity securities.

Our common stock is not currently traded at high volumes, and you may be unable to sell at or near ask prices if you need to sell or liquidate a substantial number of shares at one time.

Our common stock is currently traded, but with very low, if any, volume, based on quotations on the OTC Pink marketplace, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still unknown to investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. In addition, many institutional investors, which account for significant trading activity, are restricted from investing in stocks that trade below specified prices, have less than specified market capitalizations, or have less than specified trading volume. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Provisions of our corporate charter documents could delay or prevent change of control that may be beneficial to our stockholders.

Our Articles of Incorporation authorize our board of directors to issue up to 10,000,000 shares of “blank check” preferred stock without stockholder approval, in one or more series and to fix the dividend rights, terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges, and restrictions applicable to each new series of preferred stock. The designation of preferred stock in the future could make it difficult for third parties to gain control of our company, prevent or substantially delay a change in control, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our common stock.

We face potential restrictions on the use of Rule 144 for the period through January 15, 2015.

Historically, the SEC has taken the position that Rule 144 under the Securities Act, is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC prohibits the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. Stockholders who have been issued shares in the merger and private placement will be able to sell their shares pursuant to Rule 144 commencing on January 15, 2015, which is one year after we originally filed this current report with the SEC.

While we do not believe that we are a blank check company, however, there can be no assurance that the SEC will not deem us to be a “shell” company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Prior to our reverse merger, we were not deemed a shell company within the meaning of Rule 144; however, there can be no assurance that in accordance with future guidance provided by the SEC or contrary determinations made by counsel or auditors, we may be considered to be a former “shell” which will limit an investor’s ability to sell shares for the one-year period commencing on January 13, 2014.

If we are unable to maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, it could have a material adverse effect on our business.

We are required to provide a quarterly management certification and an annual management assessment of the effectiveness of our internal controls over financial reporting. If we are not able to implement and document the necessary policies, processes and controls to mitigate financial reporting risks, we may not be able to comply with requirements of Section 404(a) in a timely manner or with adequate compliance. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable market or exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in our company and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we were to report a material weakness in our internal controls over financial reporting. Based on their evaluation, our chief executive officer and chief financial officer have concluded that our disclosure controls and procedures are not effective in timely alerting them to material information relating to us which is required to be included in our periodic reports filed with the SEC as of the end of the period covered by our last Form 10-K due to a limited segregation of duties among our employees with respect to our control activities. This deficiency is the result of our limited number of employees. This deficiency may affect management’s ability to determine if errors or inappropriate actions have taken place. This could materially adversely affect us and lead to a decline in the price of our common stock.

We have been and may continue to be unable to timely file periodic reports with the SEC, which may negatively impact our financing efforts and commercial credibility.

We did not timely file with the SEC our annual report on Form 10-K for the year ended December 31, 2013 or the quarterly reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. We also have yet to complete the SEC’s review of our current report on Form 8-K dated January 6, 2014, in response to SEC business and accounting comments, and were required re-file certain other periodic reports due to technical deficiencies that were identified by the SEC.  In addition, as a result of our reverse merger earlier this year, we continue to be delayed in the preparation of our financial statements due to the transition of our financial reporting systems.  If we continue to be unable to file our SEC periodic and current reports in the times specified by the Securities Exchange Act of 1934, we will be ineligible to use Form S-3 for future capital raises and that could impair our ability to conduct certain kinds of public offerings of our common stock.  More broadly, our inability to maintain current public information pursuant to SEC reporting rules will have a negative impact on how we are viewed by our shareholders, potential financing sources, the investing public and strategic and commercial parties with whom we do business.  Additionally, if our SEC filing delinquencies are prolonged, the SEC could institute administrative proceedings to revoke our registration under the Securities Exchange Act and suspend the trading of our common stock.  Our inability to timely file periodic reports now and in the future could materially and adversely affect our continuing business and operations.

Future sales of the common stock could result in price reductions and have a dilutive effect.

Public sales of substantial amounts of our common stock could reduce the market price for the common stock. If we raise capital in the future by issuing additional equity securities, stockholders may experience a decline in the value of our securities. In addition, such securities may have rights senior to the rights of the securities outstanding at this time.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus (including sales by investors of securities purchased in our December 2013 private placement) may have a material adverse effect on the market price of our common stock.

The issuance of additional equity or equity-linked securities could result in substantial dilution to our existing stockholders.

We may need additional equity funding to provide the capital to achieve our objectives. Such equity issuance would cause a substantially larger number of shares to be outstanding, thereby diluting the ownership interest of our existing stockholders.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell the shares of common stock when you want or at prices you find attractive.

The price of our common stock as traded on the OTC Pink marketplace constantly changes. We expect that the market price of our common stock will continue to fluctuate. Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include, among others:

•	actual or anticipated announcements of technological innovations;

•	new commercial products;

•	actual or anticipated changes in laws and governmental regulations;

•	disputes relating to patents or proprietary rights;

•	changes in business practices;

•	developments relating to our efforts to obtain additional financing to fund or expand our operations;

•	announcements by us regarding potential acquisitions and strategic alliances;

•	changes in industry trends or conditions;

•	our issuance of additional debt or equity securities; and

•	sales of a significant number of our shares of common stock or other securities in the market.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many small-cap companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

Our directors, executive officers and controlling persons as a group have significant voting power and may take actions that may not be in the best interest of shareholders.

Our directors, executive officers and controlling persons as a group beneficially own approximately 21% of our common stock. They will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company with controlling affiliated stockholders.

We do not plan to pay dividends to holders of common stock.

We do not anticipate paying cash dividends to the holders of our common stock at any time. Accordingly, investors in our securities must rely upon subsequent sales after price appreciation as the sole method to realize a gain on investment. There are no assurances that the price of common stock will ever appreciate in value. Investors seeking cash dividends should not buy our securities.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This report contains “forward-looking statements” that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

●	adverse economic conditions,

●	inability to raise sufficient additional capital to operate our business,

●	unexpected costs, lower than expected sales and revenues, and operating defects,

●	adverse results of any legal proceedings,

●	the volatility of our operating results and financial condition,

●	inability to attract or retain qualified technical personnel, and

●	other specific risks that may be referred to in this report.

All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements, except as required by federal securities laws. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on our future results.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The statements made throughout this current report should be read in conjunction with our financial statements and the notes thereto, which are filed as exhibits to this current report and incorporated herein by reference, and other financial information appearing elsewhere in this current report. In addition to historical information, the following discussion and other parts of this current report contain certain forward-looking information. When used in this discussion, the words, “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. Readers are also urged to carefully review and consider the various disclosures made by the Company, which attempt to advise interested parties of the factors which affect our business.

The following is a discussion of the financial condition and the combined results of operations of Kogeto, Inc. and Kogeto Lucy, LLC (together, the “Company”) and should be read in conjunction with the financial statements and the related notes thereto and other financial information contained elsewhere in this current report.

Critical Accounting Policies and Estimates

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. The Company has used significant estimates in its determination of the allowance for sales returns, the valuation allowance for the deferred tax asset, the expected life of productive assets and the value of options granted. The Company evaluates its estimates and assumptions on an ongoing basis. The Company’s estimates are based on historical experience and various other assumptions that the Company believes to be reasonable under the circumstances. The Company’s actual results could differ from these estimates. The Company’s believes the following accounting policies and estimates are most critical to aid in understanding and evaluating our reported financial results.

Revenue Recognition

Revenue is generally recognized upon shipment of products to the customer or retailer, which constitutes delivery, provided that persuasive evidence of an arrangement exists, the fee is fixed or determinable, and collection is reasonably assured. To the extent that one or more of these conditions are not met, revenue is deferred until such time as all four criteria are met.

Accounts Receivable

Accounts receivables are stated at the amount the Company expects to collect. An allowance for doubtful accounts, sales returns and sales discounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has experienced little, if any, uncollectible receivables to date and has therefore not recorded any allowance.

Taxes

The Company accounts for income taxes under the provisions of Accounting Standards Codification (“ASC”) 740 - Income Taxes. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and the expected future tax benefit to be derived from tax loss and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Warranty Costs

The Company offers a standard one-year warranty on Dot and Lucy products. The Company has not experienced a high rate of warranty claims and estimates that future warranty claims will be minimal. Pursuant to the agreement with the manufacturer, our Lucy product’s contract manufacturer handles all repair and warranty claims. Other warranty returns and claims, to the extent costs are not covered by the manufacturing agreement, are expensed as they occur.

Discounts and Price Protection

As part of negotiated agreements with major retailers, the Company will occasionally enter into agreements promising larger than normal discounts and/or price protection against unanticipated price decreases. These discounts are booked as reductions in net revenue.

Reserves for Product Returns and Exchanges

The Company maintains an allowance for sales returns of Dot of 9% of gross sales, which is based upon historical results and information on specific customer accounts.

For certain high volume sales of Dot, particularly for those involving new retailer customers, the Company monitors store stock levels and as necessary, sets aside specific reserves for any estimated returns outside of the general allowance for sales returns.

Promotional Units

Consistent with standard marketing practices in the electronics industry, the Company distributes a number of promotional units of the Dot product for retailer evaluation and in-store demonstration purposes. The expense associated with this activity is considered a selling expense and the promotional units distributed are booked at cost.

Property and Equipment

Property and equipment consist primarily of production molds and equipment associated with the production of Dot. The Company has also purchased computer equipment and furniture and fixtures, which are stated at cost.

Depreciation

Depreciation and amortization are provided using the straight-line method over the estimated useful lives (generally three to seven years) of the related assets, unless considered impaired – see section below.

Capitalized Software Development Costs

The Company incurs costs for the development of software that allows the processing of 360-degree video images. Such costs are capitalized in accordance with generally accepted accounting principles, when such costs relate to the development of new products or the enhancement of existing products for sale. These costs are capitalized from the point in time that technological feasibility has been established, as evidenced by a detailed working program design or a working model, through the point in time that the product is available for general release to customers.

Capitalized software development costs are amortized on a straight-line basis over the estimated economic lives of the products (no longer than three years), which approximate the estimated revenue stream, beginning with the general release to customers. Research and development costs incurred prior to establishing technological feasibility and costs incurred subsequent to general product release to customers are expensed as incurred.

At the end of each financial reporting period, the Company compares the unamortized capitalized costs of a computer software product to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed the net realizable value of that asset is written off as an impairment charge.

Inventory

Inventory consists of raw materials, work in process and finished goods. Inventory values are stated at the lower of cost or market utilizing weighted average method. The Company recognizes that technology products such as Dot and Lucy are prone to rapid change and obsolescence. In the event that inventory values are adjusted below cost, the Company will use the adjusted inventory values to determine a revised lower cost amount for the relevant portion of the inventory. On occasion, the Company will establish reserves for potential returns, offset in part by an inventory account consisting of the original cost of these expected returns.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, including property and equipment and intangible assets, when there are indications that the assets might be impaired. When evaluating assets for potential impairment, the Company compares the carrying amount of the asset to the asset’s estimated undiscounted future cash flows. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Overview

The Company develops and markets products which provide the ability to capture, record and view 360° video. The Company is focused on development of panoramic hardware, software and web services for the education, security and video production markets, as well as targeted consumer applications.

Operating Results for the Year ended December 31, 2013 compared to December 31, 2012

	Year Ended December 31,
	2013	2012

Net sales	$596,378	$2,158,741
Cost of goods sold	462,131	1,561,858
Gross profit	134,247	596,883
GP as % of Sales	22.5%	27.7%

Operating expenses:
Production and operations	107,348	182,526
Selling and marketing	124,906	726,321
Research and development	124,423	393,087
General and administrative	778,348	930,213
Stock-based compensation	84,251	195,711
Depreciation and amortization	12,772	441,644
Total operating expenses	1,232,048	2,869,502

Other expense	(70,507)	-
Interest expense	137,547	34,296
Net loss	$(1,305,855)	$(2,306,915)

Net Sales

Net sales are comprised of revenue received from the sales of our products and services net of returns, refunds, discounts and price protection rebates.

For the year ended December 31, 2013, net sales decreased $1,562,363 or 72% to $596,378 compared to 2012 when net sales were $2,158,741. The decrease in net sales was a result of significant reductions in sales of both our Dot and Lucy products primarily due to our inability to complete the next generation of our product lines as a result of a lack of financing.

Specifically, sales of our Dot product decreased to $215,089 from $1,074,559 (or from 28,842 units to 7,356 units) during the comparable years ended 2013 and 2012, a decrease of $859,470 or 80%. Our decrease in sales of our Dot product was due to inadequate funds required to develop an enhanced version with an improved optic, as we believe the market for our Dot product required a release of an improved product in order to maintain or increase sales levels for both repeat and new customers. Sales of our Lucy products decreased to $381,289 from $1,084,183 (or from 241 units to 86 units) during the comparable 2013 and 2012 years ended, a decrease of $702,894 or 65%. We were unable to maintain sales levels of our Lucy products both as a result of our lack of financing to finance production of product to fill a large outstanding order of the Lucy product for $166,000 which was shipped in January 2014 and to complete our next generation of these products.

Cost of Goods Sold

Cost of goods sold includes all of the manufacturing and materials costs of our Dot and Lucy products, plus merchant fees and any fulfillment cost excluding freight.

Cost of good sold for the year ended December 31, 2013 was $462,131 a decrease of $1,099,727 or 70% from $1,561,858 for the year ended December 31, 2012 due to significant lower sales of both our Lucy and Dot products which prompted a significant reduction in product manufacturing.

Gross Profit

Gross profit (defined as net sales less cost of goods sold) decreased $462,636 or 78% to $134,247 in the year ended December 31, 2013 from $596,883 in the same period in 2012. The decrease was a direct result of and in direct proportion to the decrease in revenue and cost of goods sold during the period.

Production and Operations Expense

Production and operations expense is primarily comprised of payroll costs associated with coordinating production-related activities (ordering, logistics, quality assurance, etc.) for our Lucy and Dot products, including overseeing and managing relationships with third party manufacturers whose costs are included in cost of goods sold.

Production and operations expenses for the year ended December 31, 2013 were $107,348, a reduction of $75,178 or 41% from 2012 when production and operation expenses were $182,526. The decrease in production and operations expenses was primarily due to reduced manufacturing activity during 2013, as production of our Dot product was on hold waiting for new versions of the product and production of our Lucy products at lower volume.

Selling and Marketing Expense

Selling and marketing expense is comprised of payroll costs, commissions, freight and general marketing, promotion, advertising expense and public relations costs.

For the year ended December 31, 2013, selling and marketing expense decreased $601,415 or 83% to $124,906 from $726,321 in 2012, as the Company reduced marketing efforts substantially while it sought additional investor funding.

Research and Development Expense

Research and development expense is comprised of payroll costs and outside vendor costs for developing new technology (including software, unless considered for capitalization) associated with developing new versions of our products and associated operating software.

For the year ended December 31, 2013, research and development expense declined $268,664 or 68% to $124,423 from $393,087 in 2012, as the Company generally reduced research and development expenses and focused remaining development efforts on our most promising opportunities while it sought additional investor funding, a less expensive professional product to replace our Lucy products, and web services to support this new hardware.

General and Administrative Expense

General and administrative expenses are primarily comprised of payroll costs, travel and entertainment, insurance, rent, office expenses, legal fees and accounting fees.

For the year ended December 31, 2013, general and administrative expenses on a combined basis decreased $151,865 or 16% to $778,348 from $930,213 in 2012 as general and administrative expenses were reduced to be in line with the reduction in net sales.

Stock-Based Compensation Expense

Stock-based compensation expense is comprised of the expense associated with granting stock options to employees, selected contractors and board members. Stock-based compensation expense is recognized when options vest.

For the year ended December 31, 2013, stock option expense decreased $111,460 or 57% to $84,251 from $195,711 in the same period in 2012 as no new stock options were granted during 2013 and the company experienced some employee turnover.

Depreciation and Amortization Expense

Depreciation and amortization expense includes depreciation of production and office equipment as well as amortization of any capitalized software.

For the year ended December 31, 2013, depreciation and amortization expenses decreased $428,872 or 97% to $12,772 from $441,644 during 2012 reflecting the Company’s decision to write down production, plant and equipment associated with production of brackets at the end of 2012, leaving a much smaller base of depreciable assets for 2013.

Interest Expense

For the year ended December 31, 2013, interest expense increased $103,251 or 301% to $137,547 from $34,296 during 2012 as the Company continued to issue senior convertible debt and senior bridge notes during 2013 (with associated interest costs).

Liquidity and Capital Resources

As of December 31, 2013, the combined balance sheets reflected a cash balance of $848,059, negative working capital of approximately $2.5 million, and an accumulated deficit of approximately $5.1 million.

At December 31, 2013, we had outstanding loans in the amount of approximately $2.6 million. Some of our loans are secured by security interests in all of our assets.

Cash Flows for the Year ended December 31, 2013 Compared to December 31, 2012

	Years ended December 31,
	2013	2012
Operating activities:
Net loss	$(1,305,855)	$(2,306,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,772	441,644
Allowance for sales returns	(7,291)	(29,574)
Accretion of debt discount	21,212	-
Stock-based compensation	84,251	195,711
Changes in operating assets and liabilities:
Accounts receivable	71,843	379,701
Inventory	5,385	128,292
Prepaid expenses and other current assets	(166,190)	(124,923)
Accounts payable	130,873	(334,931)
Accrued expenses	123,503	389,047
Other assets	784	5,828
Net cash used in operating activities	(1,028,713)	(1,256,120)

Investing activities:
Increase in restricted cash	(126,075)	-
Purchase of property and equipment	(5,368)	(74,461)
Capitalization of externally developed software	(74,300)	-
Net cash used in investing activities	(205,743)	(74,461)

Financing activities:
Proceeds from issuance of Series A preferred stock	-	860,000
Proceeds from short term debt - related parties	(24,000)	22,000
Loan from Northeast Automotive Holdings (NEAU)	1,269,850	-
Proceeds from the issuance of Senior Secured 10% Convertible Notes	200,000	374,200
Repayment of Senior Secured 10% Convertible Notes	(124,200)	-
Proceeds from the issuance of Secured 10% Bridge Notes	750,000	-
Net cash provided by financing activities	2,071,650	1,256,200

Net increase (decrease) in cash and cash equivalents	837,194	(74,381)
Cash and cash equivalents, beginning of year	10,865	85,246
Cash and cash equivalents, end of year	$848,059	$10,865

Supplemental cash flow disclosures:
Interest paid	$16,637	$1,000
Series A Preferred Stock issued in payment of services	$190,506	-
Common Stock issued in payment of services	$114,000	-

Net cash used in operating activities

Net cash used in operating activities was approximately $1,029,000 for the year ended December 31, 2013, compared to approximately $1,256,000 for the same period in 2012. The $227,000 decrease was primarily due to reduced operating losses, which were offset by changes in depreciation expense and changes in balance sheet accounts such as smaller reductions in accounts receivable and inventory.

Net cash used in investing activities

Net cash used in investing activities amounted to approximately $206,000 for the year ended December 31, 2013, compared to net cash used in investing activities of approximately $75,000 for year ended December 31, 2012. The increase of $131,000 in cash used was a result of $74,000 of investment in externally developed software assets and $126,000 classified as restricted cash, offset by a decrease in purchases of property and equipment of $69,000.

Net cash provided by financing activities

Net cash provided by financing activities was approximately $2,072,000 for the year ended December 31, 2013 compared to net cash provided by financing activities of approximately $1,256,000 for the year ended December 31, 2012. The increase in cash provided was a result of the Company’s increased issuance of secured debt during the 2013 period as well as a short-term loan advanced by Northeast Automotive Holdings.

Future Liquidity Needs

On December 31, 2013, in connection with the merger, the Company closed a private placement of units consisting of common stock and warrants in the gross amount of $2,000,000. The Company is using these funds for further technology and product development, research and development, sales and marketing and working capital, as well as payment of existing debt to contractors and partners.

We believe that our current cash and cash flow from operations will not be sufficient to meet our anticipated cash needs, including our cash needs for working capital, for the next 12 months. We believe that we will be successful in obtaining sufficient financing to execute our operating plan. However, no assurance can be provided that we will secure additional financing or be able to achieve and sustain a profitable level of operations. To the extent that we are unsuccessful, we may find it necessary to forego future business opportunities or curtail operations.

While our plans for the near future include revising the Dot optic to improve image quality and completing development of our Dot product for leading Android phone models, the most important initiative the company is currently undertaking is developing a fully self-contained panoramic camera named “Joey.” While our Lucy products must be connected to a laptop computer to work, our Joey product includes embedded software and processing capability, removing the need for a laptop or phone and thereby significantly lowering the overall cost for panoramic video. At the same time, Joey will take advantage of sensor technology which was not available when Lucy was developed, resulting in a product with significantly improved image quality (providing approximately 16x the resolution of the first version of Dot) at a much more compelling price point than was previously possible.

Two models of Joey are planned: one for the entry-level market, such as those customers who currently utilize Dot and sports cameras like GoPro, and the other for the higher-end markets, directed at customers who use the larger but higher-quality Lucy products. We believe that both models will support sales in our existing markets, particularly the military and security markets, and several new markets in which our Dot or Lucy products do not currently compete.

We also believe that adoption of our professional-level capture solutions will drive usage of our web platform in increasingly sophisticated ways, and continue to move the company towards a service-model financial model which generates additional revenue from our web platform’s “professional grade” services.

To the extent that we raise additional funds by issuing equity or debt securities, our shareholders may experience significant dilution and such financing may involve restrictive covenants. To the extent that we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates, or grant licenses on terms that may not be favorable to us. Such actions may have a material adverse effect on our business. Additionally, recent global market and economic conditions have been unprecedented and challenging with tighter credit conditions and recession in most major economies. As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. Continued turbulence in the U.S. and international markets and economies and prolonged declines in business and consumer spending may adversely affect our liquidity and financial condition, including our ability to access the capital markets to meet liquidity needs.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 17, 2014, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)

Jeff Glasse(3)	7,610,274	20.9%

John P. Clark(4)	—	—

H. David Sherman, Ph.D.	—	—

Roy Pea, Ph.D.	—	—

Steven Adler(5)	2,026,604	5.6%

William Solko(6)	294,004	*

Baytree Capital Partners, LLC(7)	7,868,705	19.4%

All directors and executive officers as a group (4 persons)

*	Less than one percent of outstanding shares.

(1)	The address of each person is c/o Kogeto, Inc., 51 Wooster Street, 2nd Floor, New York, New York 10013.

(2)	The calculation in this column is based upon 36,386,303 shares of common stock outstanding on June 17, 2014. The shares of common stock underlying convertible securities, warrants and stock options are deemed outstanding for purposes of computing the ownership percentage of the person holding such securities but are not deemed outstanding for the purpose of computing the ownership percentage of any other person.

(3)	Does not include the proposed amount of six-year stock options to purchase 2,535,841 shares of our common stock as noted in the “Employment Agreements” section.

(4)	Does not include the proposed amount of six-year stock options to purchase 670,187 shares of our common stock as noted in the “Employment Agreements” section.

(5)	Includes 1,086,666 shares of common stock held by Financial Summit Ventures, LLC. Mr. Adler holds a controlling equity interest in Financial Summit Ventures and voting and dispositive power over the shares held by Financial Summit Ventures. Mr. Adler served as our Chief Financial Officer from January 6, 2014 to May 1, 2014.

(6)	Mr. Solko served as a director and executive officer of the Company through January 6, 2014.

(7)	Represents (a) 3,118,705 shares of common stock held by Baytree Capital Partners, LLC (“Baytree Partners”), (b) warrants to purchase 4,250,000 shares of common stock at $0.32 per share for five years held by Baytree Partners, (c) 250,000 shares of common stock held by Baytree Capital Associates, LLC (“Baytree Associates”), and 250,000 shares of common stock held by Michael Gardner. Mr. Gardner holds a controlling equity interest in Baytree Partners and Baytree Associates and voting and dispositive power over the shares held by those entities.

Directors and Executive Officers, Promoters and Control Persons

The names, ages and positions of our directors and executive officers as of June 17, 2014, are as follows:

Name	Age	Position

Jeff Glasse	44	Founder, Chairman and Chief Executive Officer

John P. Clark	43	Chief Financial Officer

H. David Sherman, Ph.D.	66	Director

Roy Pea, Ph.D.	62	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows:

Jeff Glasse, Founder, Chairman and Chief Executive Officer, is the founder of our company and the inventor of our products. Prior to founding Kogeto in 2010, Mr. Glasse spent ten years, from 2000 to 2010, as Vice President, Video and Interactive Production, Vice President online services and Executive Vice President, Platform Design at Teachscape, where he ran interactive and video production, supervised the development of many of the company’s most advanced web technologies and created the panoramic video capture solution used for the Measures of Effective Teaching Project. Mr. Glasse has also produced video and interactive programs for such diverse entities as the United Nations, the National Civil Rights Museum, ESPN and The Carter Center. He was the founder of DIGIT New Media, an award-winning documentary and interactive production company, and was a chief architect of Cubist Post and Effects, one of the most successful post-production facilities in Philadelphia. Mr. Glasse earned a Bachelor of Arts degree from Princeton University.

Mr. Glasse is uniquely qualified to serve as our Chairman based upon his being the founder of our company and the inventor of both our Lucy and Dot products.

John P. Clark, Chief Financial Officer, joined our company in April 2014 and was appointed to be the Chief Financial Officer on May 1, 2014. Over the past 16 years, Mr. Clark has gained extensive experience working with global, growth-oriented technology companies, primarily leading SEC financial reporting and internal accounting functions. From September 2013 to April 2014, Mr. Clark served as a finance and accounting consultant to private and publicly-traded companies, including the ONE Group Hospitality, Inc., a publicly-traded hospitality company, from January 2014 to April 2014; and Etonien, LLC, a privately held project and interim consulting firm, from December 2013 to January 2014. From February 2006 to August 2013, Mr. Clark held various non-executuve financial positions including Corporate Controller, Vice President - Finance and Senior Vice President - Finance at KIT digital, Inc. (now Piksel), a video software solutions company previously traded on the Nasdaq Global Select Market. From September 1998 to February 2006, he was the Assistant Controller at Globix Corporation, a publicly-traded hosting, network services and Internet applications company. From 1996 to 1998, Mr. Clark was a senior auditor at American Express Tax and Business Services, a division of American Express offering financial, tax and advisory services, and Goldstein Golub Kessler (now part of McGladrey), a public accounting firm providing assurance and auditing services. From 1993 to 1996, Mr. Clark was a senior auditor at the public accounting firm of Rothstein Kass. Mr. Clark holds a B.S. degree in Business Administration with a concentration in Accounting from Montclair State University.

H. David Sherman, Ph.D., Director, has served as a member of our Board of Directors since January 2014. From 2010 to 2012, he was a director and chairman of the audit committee of China HGS Real Estate Inc., a company that engages in real estate development primarily in the construction and sale of residential apartments, car parks and commercial properties in China. Since February 2011, Dr. Sherman has been a director and chairman of the audit committee and a member of the compensation and nominating committees of Kingold Jewelry, a NASDAQ-listed company that manufactures and sells 24-karat gold jewelry in China. Since February 2012, Dr. Sherman has been a director and chairman of the audit committee of AgFeed International, an animal nutrition business. In April 2014, the SEC revoked Agfeed’s Exchange Act registration.

Since 1985, Dr. Sherman has been a Professor of Accounting at Northeastern University, College of Business Administration. From 2007 through 2008, Dr. Sherman was a director and chairman of the audit committee of China Growth Alliance, Ltd., a business acquisition company formed to acquire an operating business in China. From 1980 through 1985, Dr. Sherman was on the faculty of the MIT Sloan School of Management, and was Adjunct Professor of INSEAD (France) from 1999 to 2002 and Adjunct Professor of Tufts Medical School, Department of Public Health from 1997 to 2006. He also served as an Academic Fellow at the U.S. Securities and Exchange Commission from 2004 through 2005. Dr. Sherman is a certified public accountant. Dr. Sherman received his Doctorate and M.B.A. from Harvard Business School, and a Bachelor of Arts degree in Economics from Brandeis University.

We believe that Dr. Sherman’s educational background in accounting and finance and his substantial experience on public company boards qualifies him to serve as a director of our company.

Roy Pea, Ph.D., Director, has served as a member of our Board of Directors since January 2014. He is the David Jacks Professor of Education and the Learning Sciences at Stanford University, Director of Stanford’s H-STAR Institute (Human Sciences and Technologies Advanced Research), and founder and Director of Stanford’s Ph.D. program in Learning Sciences and Technology Design. Dr. Pea has published widely on K-12 learning and education, especially in science, math and technology, fostered by advanced technologies including scientific visualization, on-line communities, digital video collaboratories and mobile computers. He is co-author of the 2010 National Education Technology Plan for the U.S. Department of Education, co-editor of Video Research in the Learning Sciences (2007), and co-author of the National Academy of Sciences book: How People Learn (2000). He is a Fellow of the National Academy of Education, Association for Psychological Science, the American Educational Research Association, and was an IBM Faculty Fellow (2006). From 1996 to 2001, he served as Director of the Center for Technology in Learning and Principal Scientist, SRI International. In 2004 and 2005, Dr. Pea was President of the International Society for the Learning Sciences. Dr. Pea also served from 1999 to 2009 as a Co-Founder and Director for Teachscape, a teacher professional development services company. Dr. Pea holds four patents creating innovations in interactive and panoramic video, with several other patents pending. He is a co-founding director of Kogeto (our predecessor) and serves as an advisor to several other companies. He earned a Bachelor of Arts degree with highest honors from Michigan State University and a Ph.D. in Developmental Psychology from Oxford University, England.

We believe that Dr. Pea’s deep educational background in learning and digital technologies, including his experience at SRI International, qualifies him to serve as a director of our company.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

The Board of Directors has determined that H. David Sherman, Ph.D. and Roy Pea, Ph.D. are “independent,” as independence is defined in the listing standards for Nasdaq. Accordingly, two of the three directors are independent.

Pursuant to the Merger Agreement described in Item 1.01 of this current report, we agreed at the closing of the merger to establish a five-member Board of Directors, composed of Mr. Glasse, an individual designated by Baytree (currently, H. David Sherman, Ph.D.) and three other members designated by “old” Kogeto. Roy Pea, Ph.D. serves as one of these designated members, and there are currently two vacancies on the Board at this time.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee. We expect that, during the next year, the board of directors will authorize the creation of such committees, in compliance with established corporate governance requirements.

Audit Committee. We expect that, when created, Dr. Sherman would serve as the chairman of the Audit Committee of the board of directors. Dr. Sherman would be considered an independent director with the financial sophistication to hold such position. The Audit Committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The Audit Committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. When created, the Compensation Committee would review and approve our salary and benefits policies, including compensation of executive officers. The Compensation Committee would also administer our proposed equity incentive award plan, and recommend and approve grants of stock options and other awards under that plan.

Nominations and Governance Committee. The purpose of the Nominations and Governance Committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The Nominations and Governance Committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. We intend to compensate non-management directors in the future through stock options granted under our proposed equity incentive award plan.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors and executive officers.

Legal Proceedings

As of the date of this current report, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To request a copy of the Code of Ethics, please make written request to our Chief Financial Officer, at Kogeto, Inc., 51 Wooster Street, 2nd Floor, New York, New York 10013.

Proposed 2014 Equity Incentive Award Plan

We expect to shortly adopt the Kogeto, Inc. 2014 Equity Incentive Award Plan, pursuant to which 5,433,945 shares of our common stock (equal to 15% of our current outstanding shares) will be reserved for future issuance pursuant to, among other awards, incentive stock options, non-qualified stock options, restricted stock, restricted stock units and other equity-based awards. The 2014 Plan will allow us to provide employees, consultants and all members of our board of directors who are selected to receive awards under the 2014 Plan the opportunity to acquire an equity interest in our company. We believe that equity incentives are a significant factor in attracting and motivating eligible persons whose present and potential contributions are important to the company.

The 2014 Plan will be administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any stock options granted under the 2014 Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 2014 Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 2014 Plan must be at least equal to the fair market value of the shares of common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 2014 Plan may not exceed ten years, or five years in the case of 10% owners.

Prior to the merger, Northeast Automotive Holdings, Inc. did not have a stock option plan, long-term incentive plan or other similar plans for officers, directors and employees, and no stock options or SAR grants were granted or outstanding.

Executive Compensation

Compensation Discussion and Analysis

The officers and directors of our company prior to the merger are no longer employed by or affiliated with our company. William Solko, our previous President, Secretary, Treasurer and Director, was our sole officer and director. Mr. Solko received no compensation in 2013, 2012 or 2011.

We believe that the salaries to be paid to our executive officers are indicative of the objectives of our compensation program and reflect the fair value of the services provided to our company.

Our board of directors does not currently have a compensation committee. We anticipate that our board of directors will establish a compensation committee during the next year that will comprise non-employee members of our board of directors. Our current expectation is that the compensation committee of our board of directors will perform, at least annually, a strategic review of the compensation program for our executive officers to determine whether it provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other companies with which we compete for executives. Those companies may or may not be public companies or even, in all cases, companies in a similar business.

Summary Compensation Table

The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2013 and 2012 of the principal executive officer and principal financial officer, in addition to our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(2) ($)	Non Equity Incentive Plan Compensation Earnings($)	Non Qualified Deferred Compensation Earnings Earnings ($)	All Other Compensation ($)	Total ($)
Jeff Glasse, Chief Executive Officer	2013	$84,791.59	$-	$-	$-	$-	$-	$-	$84,791.59
	2012	$105,896.61	$-	$-	$95,440	$-	$-	$-	$201,336.61
	2011	$33,333.00	$-	$-	$-	$-	$-	$-	$33,333.00

Steven Adler, Former Chief Financial Officer	2013	$70,625.00	$-	$-	$-	$-	$-	$-	$70,625.00
	2012	$70,941.20	$-	$-	$85,427	$-	$-	$-	$156,368.20
	2011	$52,500.00	$-	$-	$-	$-	$-	$-	$52,500.00

William Solko, Former Chief	2013	$-	$-	$-	$-	$-	$-	$-	$-
Executive Officer (1)	2012	$-	$-	$-	$-	$-	$-	$-	$-
	2011	$-	$-	$-	$-	$-	$-	$-	$-

(1)	William Solko resigned from all positions with our company upon the closing of the merger on January 6, 2014, effective upon the completion of the company’s Form 10-Q filings for the first three quarters of 2013.

(2)	Represents the value of Kogeto, Inc. (private predecessor entity) options granted utilizing the Black-Scholes valuation method. The assumptions used in calculating these amounts are discussed in Note 13 of the Notes to Combined Financial Statements for the years ended December 31, 2013 and December 31, 2012 in Exhibit 99.1 as filed with this current report.

(3)	Represents options granted in Kogeto, Inc. (private predecessor entity) and not options in the Company.

Outstanding Equity Awards at Fiscal Year-End (1)

The following table provides information with respect to outstanding equity incentive awards held by the named executive officers as of December 31, 2013:

	Options				Stock Awards
Equity
							Equity	Incentive
							Incentive	Plan Awards:
							Plan Awards:	Market or
						Market	Number of	Payout Value
					Number of	Value of	Unearned	of Unearned
	Number of	Number of			Shares or	Shares or	Shares,	Shares,
	Securities	Securities			Units of	Units of	Units or	Units or
	Underlying	Underlying	Option		Stock That	Stock That	Other Rights	Other Rights
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not	that Have	That Have
	Options (#)	Options (#)	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name/Award	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)

Jeff Glasse, Chief Executive Officer
Stock options granted in March 2012 (3)(5)	215,278	34,722	0.17	3/31/22	-	-	-	-
Stock options granted in May 2012 (4)(5)	377,158	60,832	0.17	5/31/22	-	-	-	-
Steven Adler, Former Chief Financial Officer (2)
Stock options granted in March 2012 (3)(6)	188,368	30,382	0.17	3/31/22	-	-	-	-
Stock options granted in May 2012 (4)(6)	341,912	55,147	0.17	5/31/22	-	-	-	-
William Solko, Former Chief Executive Officer (2)
Stock options	-	-	-	-	-	-	-	-

(1)	Represents stock options granted in Kogeto (private predecessor entity) and not options in the Company.

(2)	Mr.Adler resigned as the Company’s Chief Financial Officer effective March 1, 2014. Mr.Solko resigned from all positions with our company upon the closing of the merger on January 6, 2014, effective upon the completion of the Company’s Form 10-Q filings for the first three quarters of 2013.

(3)	Consist of stock options vesting over 36 equal monthly amounts, with 10 months vesting immediately and the balance vesting in 26 equal monthly installments.

(4)	Consist of stock options vesting over 36 equal monthly amounts, with 12 months vesting immediately and the balance vesting in 24 equal monthly installments.

(5)	Upon the Merger on January 6, 2014 and included in the shares issued in the Merger were 515,960 shares of our common stock issued to Jeff Glasse for stock options held in Kogeto.

(6)	Upon the Merger on January 6, 2014 and included in the shares issued in the Merger were 461,827 shares of our common stock issued to Steven Adler for stock options held in Kogeto.

Pension Benefits

There were no pension benefit plans in effect in 2013 and 2012.

Nonqualified defined contribution and other nonqualified deferred compensation plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2013 and 2012.

Employment Agreements

Jeff Glasse, our Founder, Chairman and Chief Executive Officer, entered into an employment agreement with us on January 6, 2014, upon the closing of the merger, and John P. Clark, our Chief Financial Officer, entered into an employment agreement with us on April 7, 2014.  The employment agreement with Mr. Glasse extends for a term expiring on March 6, 2016, and the employment agreement with Mr. Clark extends for a term expiring on April 7, 2016. Each agreement is automatically renewable for successive one-year periods thereafter unless we or the executive provides notice of termination at the expiration of any term.  Pursuant to these employment agreements, Messrs. Glasse and Clark have agreed to devote all of their skill, knowledge, commercial efforts and business time to our business as our Chief Executive Officer and our Chief Financial Officer, respectively.  The employment agreements provide that Messrs. Glasse and Clark will receive a base salary at an annual rate of $150,000 and $125,000, respectively, for services rendered in such positions.  In addition, each executive may be entitled to receive, at the sole discretion of our compensation committee (or board of directors), annual bonuses payable 25% in cash and 75% in shares of our common stock based on the executive meeting and exceeding performance goals of the company.  Each of Messrs. Glasse and Clark are entitled to participate in our proposed 2014 Equity Incentive Award Plan, pursuant to which it is proposed that they will receive six-year stock options to purchase 2,535,841 and 670,187 shares of our common stock, respectively, at an exercise price of $0.50 per share, vesting over a period of three years.

The employment agreements also provide for termination by us upon death or disability of the executive (defined as 180 days of incapacity during any one-year period) or upon conviction of a felony crime of moral turpitude or a material violation of their obligations to us.  In the event any of the employment agreements are terminated by us without cause, such executive will be entitled to compensation for the balance of the term if he executes a release and discharge of all claims.

The employment agreements with Messrs. Glasse and Clark do not have any change of control provisions.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

Except as noted above, our directors do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Director Compensation

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

Certain Relationships and Related Transactions, and Director Independence

On January 6, 2014, we completed the merger with Kogeto and the former stockholders of Kogeto. At the closing, Kogeto became our wholly-owned subsidiary and 100% of the issued and outstanding securities of Kogeto were exchanged for an aggregate of 24,357,087 newly-issued shares of our common stock. As of the closing of the merger and private placement, the former stockholders of Kogeto owned approximately 68% of our outstanding common stock. Jeff Glasse, our Founder, Chairman and Chief Executive Officer, was the majority stockholder of Kogeto and the sole member and 100% owner of Kogeto Lucy LLC.

On January 6, 2014, our prior board of directors resigned in full and appointed Jeff Glasse, H. David Sherman, Ph.D. and Roy Pea, Ph.D. to the board of directors of our company, with Mr. Glasse serving as Chairman of the Board. Our board of directors also appointed Jeff Glasse as Chief Executive Officer and Steven Adler as Chief Financial Officer, each of whom served in a similar position with Kogeto.

In 2013, Kogeto, Inc. (private predecessor entity) repaid an outstanding demand note obligation to Mr. Glasse in the amount of $24,000.

As of December 31, 2013, Kogeto Lucy, LLC had outstanding related party notes payable of $123,000. The notes are owed to Financial Summit Ventures, Inc. and Cordon Partners, LLC. Financial Summit Ventures, Inc. is owned by Steven Adler, our former Chief Financial Officer. The notes are guaranteed by Jeff Glasse (the owner of Kogeto Lucy LLC) and secured by certain patents held by Kogeto Lucy, LLC. The notes had a stated interest rate of 15% per annum and an initial maturity date of May 31, 2012. The notes were repaid in full in January 2014.

Subsequent to completion of the merger, on or about January 14, 2014, pursuant to the terms of a Subsidiary Purchase Agreement, we sold all of the outstanding shares of our subsidiary, Northeast Automotive Acceptance Corp., through which we had previously conducted our business, to William Solko, the former Chief Executive Officer of our company, in exchange for the return and cancellation of 5,827,246 shares of our common stock that he owned following the conversion of our previously outstanding series A preferred stock. Mr. Solko had owned 10,166,667 shares of our common stock before he purchased the pre-merger business.

Director Independence

Our shares are not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards.  However, H. David Sherman, Ph.D. and Roy Pea, Ph.D. qualify as “independent” in accordance with the published listing requirements of Nasdaq.  As provided by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the directors reviewed and discussed information provided by the directors with regard to the director's business and personal activities as they may relate to us and our management.

Description of Securities

Common Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote per share. Our articles of incorporation do not provide for cumulative voting, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon exercise of our warrants, will be, when issued, fully-paid and non-assessable.

Preferred Stock

We may issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, from time to time in one or more series. As of June 17, 2014, no shares of preferred stock were outstanding. We had previously designated 10,000,000 shares as series A convertible preferred stock, all of which were issued to our former Chief Executive Officer in 2008 and converted into 10,000,000 shares of our common stock on January 1, 2013.

Convertible Notes

As of December 31, 2013 and subsequent to the merger, there is $300,000 (principal value) of Secured 10% Bridge Notes of Kogeto that retain the right to convert at the same conversion price ($0.28 per share) as the $450,000 of Secured 10% Bridge Notes of Kogeto that were cancelled and included in the private placement on December 31, 2013.

Warrants

Prior to the merger and private placement, there were no warrants to purchase shares of our common stock issued or outstanding. As of June 17, 2014, we had outstanding warrants to purchase a total of 7,585,711 shares of our common stock exercisable through January 10, 2019, with 7,085,711 shares at an exercise price of $0.32 per share and 500,000 shares at an exercise price of $0.31 per share.

Stock Options

There are currently no outstanding stock options; however, we anticipate establishing an equity incentive award plan in the near future. Please see “Proposed 2014 Equity Incentive Award Plan” below.

Lock-up Agreement

At the closing of our merger, each shareholder owning at least 10% of our company’s outstanding shares of common stock entered into a lock-up agreement with us agreeing not to sell their shares of common stock for a period of 18 months after the merger closing date. The only applicable shareholder was Jeff Glasse, our Chief Executive Officer.

Trading Information

Our shares of common stock are currently traded on the OTC Pink marketplace under the symbol KGTO. Our symbol prior to the closing of our merger on January 6, 2014, was NEAU.

The range of high and low bid information for shares of Northeast Automotive Holdings, Inc. common stock for each full quarterly period within the two most recent fiscal years is set forth below. These bid prices represent prices quoted by broker-dealers on the OTC Pink marketplace. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. Given the significant changes in our business, capital structure and management following our merger on January 6, 2014, we believe that our historical trading information before the merger is no longer relevant.

On June 17, 2014, the closing price of our common stock, as reported by the OTC Pink marketplace, was $0.65 per share.

	High	Low
2013
Four quarter ended December 31, 2013	$0.99	$0.20
Third quarter ended September 30, 2013	0.99	0.32
Second quarter ended June 30, 2013	0.99	0.20
First quarter ended March 31, 2013	0.20	0.20

2012:
Fourth quarter, ended December 31, 2012	$0.21	$0.20
Third quarter, ended September 30, 2012	0.21	0.21
Second quarter ended June 30, 2012	0.21	0.21
First quarter ended March 31, 2012	1.01	0.21

Our warrants are not, and will not be, registered or listed for trading.

Transfer Agent

The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer Co., Inc., located in Atlantic Highlands, New Jersey. We serve as warrant agent for our warrants.

Rule 144

There were 4,726,361 shares of our common stock outstanding giving effect to the cancellation of shares held by the Company’s former sole officer and director but before giving effect to the stock issuances in the merger and private placement. The 4,726,361 shares constitute our “public float” prior to the merger. These shares are the only outstanding shares currently eligible for sale under the provisions of Rule 144 under the Securities Act of 1933. Stockholders who have been issued shares in the merger and private placement will be able to sell their shares pursuant to Rule 144 commencing on January 15, 2015, which is one year after we originally filed this current report with the SEC.

After this one-year period, such stockholders who are “affiliates” of the company may sell their shares in accordance with Rule 144 so long as they comply with the current public information, volume limitations, manner of sale for equity securities and Form 144 filing requirements.

Shares held by non-affiliate pre-merger stockholders of our company (then known as Northeast Automotive Holdings) would not be subject to this one-year holding period; however, to the extent they are affiliates of our company, they would still be subject to all other Rule 144 requirements as noted above. Our former Chief Executive Officer would be treated as a non-affiliate three months after his resignation as an officer and director of our company.

Registration Rights

No current holders of our equity securities have the right to require us to register their securities for resale with the SEC.

Record and Beneficial Holders

As of June 17, 2014, there were 154 holders of record of our common stock. We estimate that we have approximately 160 beneficial holders of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

The Nevada Revised Statutes (“NRS”)

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.1.38 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Articles of Incorporation and Bylaws, we indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

We have been advised that in the opinion of the U.S. Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Nevada law, and that may provide additional procedural protection. As of the effective time of the merger, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We have entered into separate, but substantively identical, indemnification agreements with each of our directors and named executive officers. The indemnification agreements allow us to indemnify each of them to the fullest extent permitted by Nevada law.

Item 3.02             Unregistered Sales of Equity Securities.

In anticipation of the merger, we completed the closing of a private placement of $2,000,000 in units, consisting of five shares of our common stock and a warrant to purchase one share of our common stock, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Securities Purchase Agreement, dated as of December 31, 2013. On December 31, 2014, pursuant to the Securities Purchase Agreement, we sold an aggregate of 7,142,855 newly-issued shares of our common stock at a price of $0.28 per share, for aggregate gross proceeds of approximately $2,000,000. The investors in the private placement also received warrants to purchase up to 1,428,570 shares of our common stock at an exercise price of $0.32 per share. In connection with the private placement, we issued to the placement agents warrants to purchase 685,713 shares of our common stock with an exercise price of $0.32 per share exercisable for a period of five years. The gross proceeds of the private placement included the conversion of $450,000 in bridge financing previously received by Kogeto into shares of our common stock. After sales commissions and offering expenses, we received net proceeds of approximately $1,269,850 in the private placement. A substantial portion of those funds are being used to develop and launch our next round of products, with the remainder of the funds used to repay outstanding convertible notes and for working capital including initial public company reporting and compliance expenses.

On January 6, 2014, we completed a reverse merger pursuant to an Agreement and Plan of Merger among the Company, Kogeto Acquisition Corp., a wholly-owned subsidiary of the Company, and Kogeto. We acquired 100% of Kogeto’s capital stock through the merger, making Kogeto a wholly-owned subsidiary of the Company. In consideration for the merger, we issued the stockholders of Kogeto a total of 24,357,087 newly-issued shares of our common stock. Kogeto is considered the acquirer of Kogeto, Inc. (formerly Northeast Automotive Holdings, Inc.) for accounting purposes. As part of the transaction, we also acquired 100% of the membership interests of Kogeto Lucy, LLC from Jeff Glasse, its sole member, in exchange for the issuance of 1,000 newly-issued shares of our common stock.

On January 2, 2014, we agreed to settle the 500,000 shares of common stock to be issued to a former consultant, which was reflected in our Consolidated Balance Sheets at December 31, 2013 as capital stock to be issued for $20,000, for 160,000 shares of our common stock.

On January 6, 2014, upon the closing of the merger and included in the 24,357,087 newly-issued shares of our common stock are 1,941,533 shares of our common stock which were converted from Kogeto’s 10% senior secured convertible notes outstanding of $425,000, plus accrued interest. In connection with this conversion, we issued warrants to purchase 500,000 shares of our common stock at an exercise price of $0.31 per share exercisable for a period of five years. In January 2014, we repaid Kogeto’s remaining 10% senior secured convertible notes outstanding of $25,000, plus accrued interest.

In January 2014, upon the closing of the merger and in connection with the $750,000 in secured bridge notes of Kogeto which were outstanding prior to the merger, we issued warrants to purchase 240,000 shares of our common stock at an exercise price of $0.32 per share exercisable for a period of five years. Included in the private placement was the cancellation of $450,000 of these secured bridge notes. In connection with these secured bridge notes, we issued additional warrants to purchase 481,428 shares of our common stock to a placement agent at an exercise price of $0.32 per share and exercisable for a period of five years.

On December 30, 2013, upon the closing of the merger, we entered into an agreement with Baytree Capital Partners LLC (“Baytree”) as our exclusive financial advisor for a period of 24 months to perform business and financial consulting services. Pursuant to this agreement, Baytree was issued warrants to purchase 4,250,000 shares of our common stock at an exercise price of $0.32 per share exercisable for a period of five years with cashless exercise provisions that will not vest for a period of six months from issuance. In addition to the warrants, at the start of each six-month period during the 24-month term of this agreement, we agreed to issue to Baytree 100,000 shares of our common stock. If the current market value of these shares is less than $75,000, we will issue to Baytree such number of shares of our common stock necessary to make the value of this fee equal to $75,000 (the current market value for our common stock will be calculated as the average closing price for our common stock for the 30 trading days prior to the payment of this fee.)

The shares of our common stock issued to former holders of Kogeto common stock in connection with the merger, and the shares of our common stock and warrants issued in connection with the private placement and other transactions described above, were exempt from registration under Section 4(a)(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933. Prior to the issuance of all such securities, each of the purchasers of those securities in the private placement made certain representations to us as required by Regulation D. We did not engage in general solicitation or advertising with regard to the issuance of any securities in connection with the merger, the private placement or other transactions. None of the common stock or warrants, or shares of our common stock underlying such warrants, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.01             Change in Control of Registrant.

Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Please see Item 1.01 (Entry into a Material Definitive Agreement) and Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which are incorporated herein by reference.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 4, 2014, we changed our corporate name to Kogeto, Inc. from Northeast Automotive Holdings, Inc. We effected the corporate name change by filing Articles of Merger with the Secretary of State of the State of Nevada.

Item 9.01             Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired

The financial statements of Kogeto for the years ended December 31, 2013 and December 31, 2012 are incorporated herein by reference to Exhibit 99.1 to this report.

(d)           Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

2.1	Agreement and Plan of Merger, dated as of March 17, 2013, among Northeast Automotive Holdings, Inc., Kogeto Acquisition Corp. and Kogeto, Inc. (6)

3.1	Articles of Incorporation of Northeast Automotive Holdings, Inc., filed with Nevada Secretary of State on October 12, 2007.(1)

3.2	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Northeast Automotive Holdings, Inc., filed with Nevada Secretary of Stock on April 24, 2008.(8)

3.3	Articles of Merger of Northeast Automotive Holdings, Inc. (with the effect of changing corporate name to Kogeto, Inc.), filed with Nevada Secretary of State on February 4, 2014. (6)

3.4	By-laws of Kogeto, Inc.(1)

3.5	Amended By-laws of Kogeto, Inc.

4.1	Form of Warrant to Purchase Common Stock issued by Kogeto, Inc. to investors in the December 2013 private placement.(2)

4.2	Form of Warrant to Purchase Common Stock, dated January 10, 2014, issued by Kogeto, Inc. to placement agents in connection with the December 2013 private placement. (6)

4.3	Form of Warrant to Purchase Common Stock, dated January 10, 2014, issued by Kogeto, Inc. to former holders of secured bridge notes. (6)

4.4	Form of Warrant to Purchase Common Stock, dated January 10, 2014, issued by Kogeto, Inc. to former holders of senior secured convertible notes. (6)

4.5	Warrant to Purchase Common Stock, dated January 10, 2014 issued by Kogeto, Inc. to Baytree Capital Partners LLC per the Financial Advisory Agreement dated December 30, 2013. (6)

10.1	Securities Purchase Agreement, dated as of December 31, 2013, among Kogeto, Inc. and investors in the December 2013 private placement.(2)

10.2	Agreement with Advent Tool & Mold, Inc.(3)

10.3	Manufacturing and Supply Agreement with Apollo Optical Systems, Inc.(3)

10.4	Distributor Agreement with Kacmaz Entertainment.(3)

10.5	Master Business Client Agreement with Navarre Logistical Systems, Inc.(3)

10.6	Distribution Agreement with Dr. Bott LLC.

10.7	Contract for Services with Colorado Legacy Foundation.(3)

10.8	Supplier Agreement with TeachScape.(3)

10.9	Addendum to Supplier Agreement with TeachScape.

10.10	Second Amendment to Supplier Agreement with TeachScape.(3)

10.11	Third Amendment to Supplier Agreement with TeachScape.(3)

10.12	Employment Agreement, dated January 6, 2014, between Kogeto, Inc. and Jeff Glasse. (6)

10.13	Employment Agreement, dated April 7, 2014, between Kogeto, Inc. and John P. Clark.(4)

10.14	Subsidiary Purchase Agreement, dated January 14, 2014, among Northeast Automotive Holdings, Inc. and William Solko.

10.15	Financial Advisory Agreement, dated December 30, 2013, between Kogeto, Inc. (formerly Northeast Automotive Holdings, Inc.) and Baytree Capital Partners LLC. (6)

10.16	Form of Securities Purchase Agreement with Kogeto, Inc. for each investor. (7)

10.17	Trading Agreement with Ionic Trading LLC.

14.1	Code of Ethics.(5)

21.1	Subsidiaries of Kogeto, Inc. (6)

99.1	Financial Statements of combined Kogeto, Inc. and Kogeto Lucy, LLC as of and for the years ended December 31, 2013 and December 31, 2012. *

(1)	Incorporated by reference to Information Statement on Schedule 14C filed with the SEC on November 8, 2007.

(2)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on January 9, 2014.

(3)	Previously filed with Amendment No. 1 to this Current Report on Form 8-K filed with the SEC on April 14, 2014.

(4)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on May 8, 2014.

(5)	Incorporated by reference to Annual Report on Form 10-K filed with the SEC on April 14, 2008.

(6)	Incorporated by reference to Annual Report on Form 10-K filed with the SEC on May 27, 2014.

(7)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on June 24, 2014.

(8)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on May 2, 2008.

*	Previously filed with Amendment No. 2 to this Current Report on Form 8-K on June 20, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOGETO, INC.

Date: August 29, 2014	By:	/s/ Jeff Glasse
Jeff Glasse
Founder, Chairman and Chief Executive Officer
(Duly Authorized Officer)